Exhibit (c)(19)

Project Copal PRESENTATION TO THE INDEPENDENT DIRECTORS OF THE BOARD OF DIRECTORS OF KKR MANAGEMENT LLC, THE GENERAL PARTNER TO KKR 16 DECEMBER 2013 CONFIDENTIAL \\NYCNS-INB001\EDOCS\edocs\edocsworkspace\fig\projects\kkr\copal\powerpoint\independent directors materials\Project Copal Lazard Materials 2013.12.16.pptx TIME STAMP

Disclaimer PROJECT COPAL CONFIDENTIAL The information herein has been prepared by Lazard based upon information supplied by KKR & Co. L.P. (“KKR”) or KKR Financial Holdings LLC ("KFN") or publicly available information, and portions of the information herein may be based upon certain statements, estimates and forecasts provided by KKR and KFN with respect to the anticipated future performance of KFN. We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of KFN or any other entity, or concerning solvency or fair value of KFN or any other entity. With respect to financial forecasts, we have assumed that they have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of KKR and KFN as to the future financial performance of KFN. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise. These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard; provided, however, that you may disclose to any and all persons the U.S. federal income tax treatment and tax structure of the transaction described herein and the portions of these materials that relate to such tax treatment or structure. Lazard is acting as investment banker to the Independent Directors of the Board of Directors of KKR Management LLC, the general partner of KKR, and will not be responsible for and will not provide any tax, accounting, actuarial, legal or other specialist advice.

Table of Contents PROJECT COPAL CONFIDENTIAL I EXECUTIVE SUMMARY 1 II OVERVIEW OF KFN VALUATION 8 III OVERVIEW OF KKR STANDALONE VALUATION 30 IV OVERVIEW OF KKR PRO FORMA VALUATION 48 APPENDIX A KFN Historical Valuation Performance vs. Peers 59 B Other Selected Trading Statistics 62

I Executive Summary

Executive Summary Acquisition of KKR Financial Holdings LLC (“KFN”) by KKR & Co. L.P. (“KKR”) in an all-stock transaction (the “Transaction”) KFN is a publicly traded permanent capital vehicle that focuses on investing in leveraged credit (primarily through CLOs) along with other strategies including mezzanine, special situations, private equity and real assets (natural resources and commercial real estate) KFN was established by KKR in 2004 and is currently managed by KKR The Transaction consideration is approximately $2.6 billion in stock, or $12.74 per share based on a fixed exchange ratio of 0.510x and results in pro forma ownership of ~12.8% in KKR by KFN shareholders The purchase price per share represents: ~1.22x common book value per share of KFN as of September 30th, 2013 ~11.9x estimated 2014 earnings per share per KFN Management ~34% premium to KFN’s share price as of December 13th, 2013 The business combination is intended to provide KKR with the ability to scale its balance sheet in a meaningful way to support the continued growth of its business Lazard was hired on December 11, 2013, by the Independent Directors of the Board of Directors of KKR Management LLC, the general partner to KKR, and conducted due diligence between December 11th – 16th including discussions with both KKR and KFN management and a review of relevant materials Lazard has been asked by the Independent Directors of the Board of Directors of KKR Management LLC, the general partner to KKR, to provide an opinion as to the fairness, from a financial point of view, to KKR of the exchange ratio in the Transaction I EXECUTIVE SUMMARY PROJECT COPAL 1

Summary Transaction Terms I EXECUTIVE SUMMARY PROJECT COPAL 2 I EXECUTIVE SUMMARY TRANSACTION Acquisition of KKR Financial Holdings LLC by KKR & Co. L.P. Newly formed subsidiary of KKR Fund Holdings L.P. (“Fund Holdings”), a controlled affiliate of KKR, to be merged with and into KFN KFN to survive the transaction and become an indirect subsidiary of KKR CONSIDERATION Common shareholders of KFN (other than Fund Holdings and its subsidiaries) will receive 0.51 KKR common units for each KFN common share (“Exchange Ratio”) plus cash in lieu of fractional KKR common units Phantom shares under the KFN Deferred Compensation and Share Award Plan will remain outstanding and be converted in the right to receive KKR common units based on the Exchange Ratio KFN preferred shares will remain outstanding as preferred shares of the surviving entity Outstanding vested and unvested options to purchase KFN common shares (“KFN Options”) will be cashed out Holders of KFN Options will be entitled to receive, for each KFN Option, an amount in cash equal to the excess of (1) the cash value of the KKR common units that a holder of a KFN common share would be entitled to receive based on the Exchange Ratio, over (2) the exercise price of such KFN Option Restricted KFN common shares outstanding under the KFN 2007 Share Incentive Plan will be converted into restricted KKR common units based on the Exchange Ratio (except for restricted KFN common shares held by KKR Financial Advisors LLC, which will be cancelled) Prior to closing, KFN is permitted to accelerate the vesting of any restricted KFN common shares and any unvested KFN phantom shares COVENANTS Customary covenants KFN will have a right to declare and pay quarterly dividends of up to $0.22 per share through closing Non-solicit covenant by KFN with “fiduciary out” with respect to competing offers that are or could reasonably expected to be a “KFN Superior Proposal” (subject, in case of termination of the merger agreement or KFN board changing its recommendation, to a prior notice to KKR) R&W Customary representations and warranties, not surviving the closing

Summary Transaction Terms (cont’d) I EXECUTIVE SUMMARY PROJECT COPAL 3 I EXECUTIVE SUMMARY CLOSING CONDITIONS Each party’s obligation to close is subject to: KFN common shareholder approval Affirmative vote of holders of a majority of outstanding KFN common shares other than KKR and its affiliates Regulatory approvals Registration statement declared effective No MAE with respect to other party No breach of the other party’s representations and warranties constituting a MAE, except for certain representations and warranties (such as those relating to capitalization and no broker), which are not brought down subject to a MAE qualifier KKR’s obligation to close is also subject to receipt of a payoff letter with respect to the termination of the Existing KFN Credit Agreement and the satisfaction, release and discharge of mortgages and liens securing obligations thereunder Other customary conditions TERMINATION Laws, regulations, injunctions etc. prohibiting the transaction If transaction is not consummated within 9 months of signing KKR can terminate if the KFN board changes recommendation (subject to payment of $26,250,000 termination fee to Fund Holdings) or fails to reaffirm its recommendation following the announcement of a competing transaction KFN can terminate in order to enter into definitive agreements with respect to a KFN Superior Proposal, subject to payment of termination fee KKR or KFN can terminate if KFN common shareholder approval is not obtained (subject to payment of termination fee if such termination follows a KFN board change of recommendation or, in other cases, reimbursement of costs to the KKR parties for up to $7,500,000) Termination fee payable also in certain other circumstances

Summary Transaction Statistics ($ in millions; except per share data) I EXECUTIVE SUMMARY PROJECT COPAL 4 Source: FactSet (12/13/13), Bloomberg and KKR and KFN Management. Proposed Transaction KKR KFN Offer Exchange Ratio 0.51x Current Price per Share $24.98 $24.98 $9.53 Implied Value per KFN Share $12.74 Number of Diluted Shares 206.1 715.8 204.8 Aggregate Equity Value $2,626 $17,880 $1,952 Pro Forma Ownership in KKR Pro Forma Ownership in KKR 100.0% 87.2% 12.8% Current $9.53 34% 1-Month / VWAP 9.50 / 9.45 34% / 35% 6-Month Average / VWAP 10.26 / 10.16 24% / 25% 1-Year Average / VWAP 10.59 / 10.58 20% / 20% 3-Year Average / VWAP 9.67 / 9.71 32% / 31% Average Since IPO / VWAP 12.59 / 9.55 1% / 33% IPO Offering Price 24.00 (47%) P/BV (9/30/2013) - GAAP $10.42 1.22x 2013E Dividend Yield 0.86 6.8% 2014E Dividend Yield 0.88 6.9% 2013E P/E - GAAP 1.25 10.2x 2014E P/E - GAAP 1.07 11.9 Transaction Value Implied Premium/ (Discount) to KFN Share Price Management Estimates

KKR
I EXECUTIVE SUMMARY

KKR & KFN Exchange Ratio Over Time


KKR Shares
Per KFN Share
1.50
1.25
1.00
0.75
0.50
0.25
0.00
KKR NYSE
Listing
0.51
0.38
1/11/07
5/30/08
10/18/09
3/7/11
7/25/12
12/13/13
Exchange Ratio
Exchange Ratio Offer

	Exchange Ratio	Premium/ Discount to KFN
Transaction	0.51	--
Current	0.38	34%
Average:		
1-Month	0.40	26%
6-Month	0.49	4%
1-Year	0.55	(7%)
3-Year	0.62	(17%)
Since KKR NYSE Listing	0.64	(20%)

Source: FactSet (12/13/13)

5 | LAZARD

Strategic Rationale I EXECUTIVE SUMMARY PROJECT COPAL 6 KKR KFN Provides balance sheet scale ($2-3bn+ of additional equity) that can be used to support business growth by: Investing capital to build out existing investment management strategies or to accelerate organic or inorganic growth of new businesses (hedge funds, merchant banking) Increasing exposure to capital markets transactions sourced by KKR Creates a more diversified alternative asset management franchise Adds a fully invested cash flowing portfolio which is ’40 Act compliant, has exposure to an attractive range of assets and KKR-sourced deals Diversifies KKR’s GP balance sheet and potentially increases yield on investments and proportion of recurring income Reduces complexities that arise with KKR and KFN investing alongside each other in certain instances Potential for upside through participation in the growth and returns of KKR’s investment management and capital markets businesses Access to more a diversified balance sheet portfolio and a broader set of earnings streams (fees and carry in addition to investment income) Greater ability to redeploy capital released from the run-off of KFN’s CLO positions due to the breadth of KKR’s business lines Improved access to capital markets (debt and equity) to grow capital base over time Enhanced trading liquidity KKR average daily trading volume of ~$41mm vs. $10mm for KFN over the past 12 months Fully aligns economic and strategic interests of owners and managers of capital I EXECUTIVE SUMMARY Source: KKR and KFN Management.

Transaction Considerations I EXECUTIVE SUMMARY PROJECT COPAL 7 BUSINESS MODEL AND FINANCIAL PROFILE Market reactions to a "balance sheet heavy" model Significant reduction in proportion of management fee related income as a % of total earnings Unique strategy among alternative asset managers, who have generally been favoring a model that is (i) capital light, (ii) high in recurring revenues and (iii) high in recurring cash earnings Recent market transactions have demonstrated a desire to manage permanent pools of capital as opposed to own them (e.g., Apollo / Athene) Higher level of debt - with potential downgrade of KKR on a pro forma basis However, management expects rating to be maintained INVESTMENT RISKS Risks related to run-off of existing portfolio Risks related to reinvestment of realized proceeds, over time, at attractive rates 1940 Investment Act compliance VALUATION Potential near-term pressure on the share price: Dilutive to valuation under current sum-of-the-parts basis Technical selling pressure due to shareholder overlap and taxable nature of transaction to KFN holders Ability to achieve superior valuation on a pro forma basis over time On a sum-of-the-parts basis, which may require an increase in multiple ascribed to investment portfolio On a blended basis, which may require a focus on DCE By increasing the profitability of the portfolio, through potential enhanced deployment options OTHER RISKS Ability to achieve projected cost savings and redeployment of excess capital However, anticipated cost savings are limited Other customary transaction risks Source: KKR and KFN Management.

II Overview of KFN Valuation

KFN Business Overview KFN is a vehicle that was established by KKR in 2004 and became publicly-listed on the NYSE in June 2005 KFN has historically been focused on investing in leveraged credit (primarily through CLOs), although more recently it has also invested in other KKR strategies including energy, real estate, mezzanine, special situations and private equity KFN announced a new, more focused investment strategy in 2H 2013 geared towards its core credit capabilities, focusing on (i) CLO equity, (ii) opportunistic credit, and (iii) specialty finance lending KFN is managed by KKR pursuant to a management agreement that entitles KKR to (i) a management fee; (ii) an incentive fee and (iii) an expense reimbursement KFN is structured as a publicly-traded partnership and is not subject to corporate-level taxation; income and losses are passed-through directly to its shareholders on their Schedule K-1 and a large portion of KFN’s income is paid out as dividends KFN currently pays a dividend of $0.22/quarter (~9% annual dividend yield) II OVERVIEW OF KFN VALUATION PROJECT COPAL Source: Company filings and KKR and KFN Management. (a) Excludes cash and working capital and gross of holding company debt and preferreds. (b) Private Equity and CRE returns include realized and unrealized gains/losses. INVESTMENTS BY STRATEGY (9/30/13) DESCRIPTION PRE-TAX ROE BY SEGMENT (LTM 3Q13) 8 $2,863mm(a) Run-Rate Return (excluding net gains/losses and corporate G&A)

Overview of KFN’s Investment Strategies ($ in millions) II OVERVIEW OF KFN VALUATION PROJECT COPAL 9 % OF INVESTMENTS(a) DESCRIPTION $ % CLOs Owns the subordinated debt notes (equity tranches) and 8 CLOs (5 pre-crisis deals and 3 post-crisis deals); also owns mezzanine notes in two of the pre-crisis CLOs $1,455 51% BANK LOANS AND HY Own modest amount of leveraged loans and high yield bonds directly on KFN’s balance sheet (i.e., outside of CLOs) 217 8% MEZZANINE Higher-yielding debt securities with equity upside 64 2% SPECIAL SITUATIONS Discounted secondary market opportunities, debtor-in-possession and exit facilities, rescue financing and other distressed opportunities 323 11% NATURAL RESOURCES Mid and upstream oil & gas assets; includes owned producing properties, development capital, royalty interests, and other opportunistic investments 400 14% COMMERCIAL REAL ESTATE Investments in domestic and foreign opportunities through debt and/or equity interests in CRE properties and bespoke credit investments 155 5% PRIVATE EQUITY Co-investments alongside KKR’s PE funds Stakes in specialty lending businesses 171 6% RMBS Legacy portfolio of RMBS assets from KFN’s origins as a mortgage REIT 79 3% Source: Company filings. (a) Excludes cash and working capital and gross of holding company debt and preferreds.

KFN Historical Financial Summary ($ in millions, except per share data) II OVERVIEW OF KFN VALUATION PROJECT COPAL 10 CASH DISTRIBUTIONS PER SHARE GAAP EARNINGS BY STRATEGY – 3Q13 LTM HISTORICAL FINANCIAL PERFORMANCE Source: Company filings. (a) Includes net realized and unrealized gains/losses on investments and other income. 3Q13 YTD 2008 2009 2010 2011 2012 Annualized Investment Revenues $949 $573 $505 $542 $555 $542 Investment Expenses 1,046 329 189 215 318 299 Net Investment Margin (10%) 43% 63% 60% 43% 45% Other Income (a) (907) (96) 143 93 206 157 Management Compensation 37 44 69 68 72 76 Other Expenses 37 26 19 26 26 25 Non- Investment Expenses $73 $70 $88 $94 $98 $100 Pre-Tax Income ($1,078) $77 $372 $326 $345 $300 Tax Expense 0 0 1 8 (3) 1 Preferred Dividends -- -- -- -- -- 27 Net Income to Common ($1,078) $77 $371 $318 $348 $272 EPS (GAAP) ($7.71) $0.50 $2.32 $1.75 $1.87 $1.35 BVPS (GAAP) 4.40 7.37 9.24 9.41 10.31 10.42

KKR
11 OVERVIEW OF KFN VALUATION

Simplified KFN Balance Sheet

($ in millions)

- KFN has GAAP book value of ~$2.1bn ($10.42/share) as of September 30, 2013
- $222mm of cash and ~$2.9bn of investments (net of investment specific leverage), with just over half of those investments consisting of its CLO holdings
- Long-term liability structure with no maturities until 2036, a weighted-average maturity of 26 years on its parent-level borrowings and debt[a]/equity of 47%, debt[a]/total capital of 32% and net debt[a]/total capital of 27%

Summary Balance Sheet as of September 30, 2013

Cash	$222
Investments	2,863
Working Capital	56
Total Assets	$3,141
HoldCo Debt	$646
Perpetual Preferred	362
Liabilities	$1,007
Shareholder's Equity	$2,133
Shares Outstanding	205
Book Value/Share	$10.42

Balance Sheet Detail

	Amount	% of Total
CLOs	$1,455	51%
Direct Loans and HY	217	8%
Bank Loans and High Yield	$1,671	58%
Mezzanine	64	2%
Special Situations	323	11%
Private Equity	171	6%
Natural Resources	400	14%
Commercial Real Estate	155	5%
RMBS	79	3%
Investments	$2,863	100%

	Carry Value	Notional	Maturity
8.375% Senior Notes	$251	259	11/15/2041
7.500% Senior Notes	111	115	3/20/2042
Trust Preferreds	284	275	2036-2037
HoldCo Debt	$646	$649	
Perpetual Preferred	$362	$374	N/A

Source: Company filings, KFN and KKR Management
(a) Includes $362mm of perpetual preferreds.

11 | LAZARD

KKR
II OVERVIEW OF KFN VALUATION

Summary of Fair Value Adjustments to KFN's Balance Sheet

($ in millions)

- Certain of KFN's assets and liabilities are not carried at fair value on its balance sheet (as required by GAAP)
- Based on KKR's diligence, the fair value of the KFN portfolio (represented by the "Adjusted Book Value") appears to be slightly above to in line with its publicly-reported book value

	Management Estimate	
	Total	Per Share
KFN Reported Book Value (9/30/13)	**$2,133**	**$10.42**
Fair Value Adjustments		
Corporate Loans & Other Assets	--	--
CLO Notes	22	0.11
Non-CLO Notes	(4)	(0.02)
Debt Liabilities	61	0.30
Total Fair Value Adjustments	79	0.39
Other Adjustments		
Removing Capitalized Fees	(10)	(0.05)
Removing OID	(15)	(0.07)
Total Other Adjustments	(25)	(0.12)
Adjusted Book Value (9/30/13)	**$2,187**	**$10.68**

The CLOs in which KFN holds notes are consolidated in KFN's financials so the reported balance sheet value is effectively the carrying value of the assets in the CLOs less the carrying value of the liabilities; it is worth noting that KFN reports a fair value for these notes (as a supplemental measure) which is significantly lower, but KKR and KFN management believe that calculation understates the value of the notes

Certain non-CLOs assets are carried at cost rather than FMV; on a net basis this results in a slight negative adjustment to KFN's book value (related to its natural resource assets)

Trust Preferreds have a current weighted average interest rate of ~5% (pre-hedges) vs. an estimated market yield of ~8%

Removed capitalized fees and original issue discount from fair value calculation as those have no real economic value

Source: KKR Management

12 | LAZARD

KKR
II OVERVIEW OF KFN VALUATION

KFN Management Agreement With KKR

($ in millions)

KFN is externally managed by KKR Financial Advisors LLC, a wholly-owned subsidiary of KKR Asset Management LLC, which is a wholly-owned subsidiary of KKR

TERM

- Initial term through 12/31/2004 with automatic 1-year extensions thereafter

ROLE

- KKR Financial Advisors LLC (the "Manager") is responsible for the day-to-day operation of KFN, subject to the supervision of the Board of Directors
- The Manager must provide a CEO, CFO and COO, along with appropriate support personnel; however, no employees except for the CFO are required to be dedicated to KFN

FEES

- A 175 bps per annum management fee on KFN's adjusted equity
- 25% of KFN's earnings above an 8% hurdle (no catch-up)
- An expense reimbursement for G&A expenses incurred by KKR on behalf of KFN
- KKR has also historically charged management fees on one of KFN's CLOs, but that CLO is past its reinvestment period and is expected to wind down or be called in the near term

TERMINATION

- Cancellation of automatic renewal requires at least two-thirds of the Independent Directors or holders of a majority of the outstanding shares to agree that (i) there has been unsatisfactory performance by the Manager, or (ii) the compensation payable to the Manager is unfair
- If terminated by KFN without cause, a fee is payable to KKR
  - Termination fee = four times the sum of the avg. annual Base Management Fee and Incentive Compensation earned by the Manager over the prior two 12-month periods
  - As of Q3 2013 annual Base Management Fees and Incentive Compensation over the prior two 12-month periods averaged $62.4 million, implying a termination fee of ~$250 million

HISTORICAL FEES

	2007	2008	2009	2010	2011	2012	YTD 2013
Management Fee	$30.1	$32.1	$14.9	$19.2	$26.3	$28.2	$29.0
Incentive Fees	17.5	0.0	4.5	38.8	34.2	37.6	22.7
Total Fees	$47.6	$32.1	$19.4	$58.0	$60.5	$65.8	$51.7
Expense Reimbursement	7.9	9.9	9.8	7.0	8.2	10.2	6.8
Total Payments	$55.5	$42.0	$29.2	$65.0	$68.7	$76.0	$58.5
CLO 2005-1 Fee	$3.6	$5.1	$5.2	$5.3	$5.3	$4.4	$2.4

Source: Company filings

13 | LAZARD

KFN Historical Trading Performance Relative to Book Value Per Share ($ in millions, except per share data) II OVERVIEW OF KFN VALUATION PROJECT COPAL 14 Source: Company filings, SNL and FactSet (12/13/13). $9.53 November 28th 2008: KFN falls below NYSE listing requirements June 24th 2005: IPO at $24.00 per share, aggregate $900mm March 31st 2008: KFN sells REIT subsidiary, announces $385mm common issuance at $11.85 Price / Book Value Per Share Jan 31th 2007: Announces plan to convert from REIT to LLC structure August 20th 2007: $230mm common issuance at $14.40 to 7 institutional investors and $270mm rights offering at $14.40 March 2nd 2009: Reports $1.18bn Q4 net loss August 15th 2007: Announces sale of $5.1bn residential mortgage loans at a loss of ~$40mm Dec 7th 2010: Announces ~$195mm common stock issuance at $9.04 per share March 28th 2013: Announces issuance of $375mm 7.375% perpetual preferred shares July 23rd 2013: William Sonneborn retires as KFN CEO, replaced by Craig Farr Market Capitalization $1,952 Book Value 2,133 2014E Earnings (Mgmt.) 220 P/Book Value 0.91x 2014E P/E (Mgmt.) 8.9x 2014E Dividend Yield (Mgmt.) 9.2%

KFN Potential Strengths and Risks/Issues II OVERVIEW OF KFN VALUATION PROJECT COPAL 15 POTENTIAL STRENGTHS POTENTIAL RISKS/ISSUES Managed by KKR, bringing KFN: global reach, experienced investment team, strong management performance track record, and growth opportunities Diversified portfolio with scale across multiple asset classes recurring cash yielding investments Flexible investment platform and structure which enables KFN to opportunistically seek the best risk adjusted return investments Limited asset class, dividend, or leverage restrictions relative to BDCs, REITs and other permanent capital vehicles Long-dated liability profile with no maturities until 2036 – asset sensitive balance sheet is positioned to benefit from rising rates Excess liquidity to deploy into new investments ($200mm+ of cash on balance sheet) Credit risk given large exposure to leveraged loans (50%+ of portfolio) Dependent on access to the capital markets for incremental growth Limited liquidity – average daily trading volume of approximately $10mm over the past 12 months Illiquid investments in the form of private equity and real assets (natural resource investments) - ~25% of portfolio invested in real assets and private equity Potential for reduced ROEs going forward as CLOs run-off if current reinvestment rates are at lower yields than legacy investments II OVERVIEW OF KFN VALUATION

KFN Historical Trading Performance vs. Peers Since IPO II OVERVIEW OF KFN VALUATION PROJECT COPAL Source: FactSet (12/13/13). (a) Defined as period from KFN IPO to July 17th, 2007. (b) Includes Onex, Ares Capital, American Capital, Prospect Capital, Apollo Investment, Fifth Street Finance, Solar Capital, Main Street Capital, Triangle Capital, PennantPark, Blackrick Kelso Capital, MCG, MVC, Gladstone Investment and Gladstone Capital. (c) Includes CIT and Newstar. (d) Includes Starwood, Newcastle, Colony, iStar, Blackstone Mortgage Trust, Resource Capital, RAIT, Apollo CRE, Ares CRE, Arbor Realty, Resource America, BRT Realty, Annaly, American Capital Agency, Two Harbors, Chimera, MFA Financial, Invesco Mortgage Capital, Hatteras, New Residential, PennyMac Mortgage Investment Trust, Redwood Trust, ARMOUR Residential REIT, CYS, Capstead, American Capital Mortgage, Anworth Mortgage, Apollo Residential Mortgage, New York Mortgage, Dynex Capital and Arlington Asset Investment. 49% (29%) (63%) (61%) (72%) 16 Since 1-Month YTD KFN IPO Pre-Crisis (a) KFN (0.7%) (9.8%) (61.1%) 1.0% BDCs 0.2% 15.4% (29.5%) 7.2% Specialty Finance 0.7% 26.0% NA (25.1%) REITs (1.2%) (11.3%) (62.5%) (20.9%) S&P 500 (0.4%) 24.5% 49.0% 30.0%

KFN Historical Price/Book Value vs. Peers Since IPO II OVERVIEW OF KFN VALUATION PROJECT COPAL 1.02x 0.98x 0.91x 1.18x 17 Source: FactSet (12/13/13). (a) Defined as period from KFN IPO to July 17th, 2007. (b) See peer universes on prior page. Avg. Since Pre-Crisis Current 1-Year Avg. 2-Year Avg. KFN IPO Avg. (a) KFN 0.91x 1.03x 0.99x 0.93x 1.18x BDCs 1.02 1.03 1.01 1.00 1.24 Specialty Finance 1.18 1.12 1.03 0.89 1.35 REITs 0.98 0.98 0.99 1.05 1.36

KFN Analyst Estimates II OVERVIEW OF KFN VALUATION PROJECT COPAL 18 CURRENT ANALYST RECOMMENDATIONS FY1 EPS ESTIMATES OVER TIME Median Price Target: $12.00 (23% premium vs. current) Median LTGR: 10% $1.25 ANALYST DETAIL Source: FactSet (12/13/13). Analyst consensus excludes Compass Point Research (last report pre Q3 earnings release) and EVA Dimensions. EPS FY1 Dividend Yield 9.2% Price Target EPS-GAAP DPS Premium Equity Research Analyst Date Rating $ to Current 2013E 2014E 2013E 2014E FBR Scott Valentin 10/24/13 Hold $10.50 10.2% $1.25 $1.07 -- -- Wells Fargo Joel J. Houck 10/24/13 Buy 12.50 31.2% 1.21 1.00 -- -- Jefferies Daniel Furtado 10/24/13 Hold 12.00 25.9% 1.27 1.11 -- $0.88 Stephens John Hecht 10/24/13 Sell 12.50 31.2% 1.38 1.06 $0.90 0.88 Deutsche Bank Stephen Laws 10/24/13 Buy 11.50 20.7% 1.25 1.01 0.86 0.88 Mean $11.80 23.8% $1.27 $1.05 $0.88 $0.88 Median 12.00 25.9% 1.25 1.06 0.88 0.88 Current 9.53 -- -- -- -- --

Management Estimates for Projected Financial Performance of KFN ($ in millions, except per share data) II OVERVIEW OF KFN VALUATION PROJECT COPAL 19 CLO RUNOFF SCHEDULE PROFITABILITY & BOOK VALUE DIVIDENDS PER SHARE EARNINGS Dividends Per Share BVPS Net Income to Common Source: KKR and KFN Management. KFN projections are based on internal KKR modeling derived in part from KFN’s management’s recently prepared strategic plan (the “KFN Management Estimates”)

Comparison of Analyst vs. Management Estimates for KFN ($ in millions) II OVERVIEW OF KFN VALUATION PROJECT COPAL 20 Source: FactSet (12/13/13), equity research and KKR and KFN Management. Analyst Estimates Management Estimate Variance - % 2013E 2014E 2013E 2014E 2013E 2014E Net Investment & Other Income $380 $316 $344 $280 (9%) (12%) Non-Investment Expenses 93 73 88 60 (6%) (18%) Income to Common - GAAP $274 $248 $256 $220 (7%) (12%) EPS - GAAP $1.27 $1.05 $1.25 $1.07 (2%) 2% DPS 0.88 0.88 0.86 0.88 (2%) 0%

KFN Valuation Methodology II OVERVIEW OF KFN VALUATION PROJECT COPAL 21 COMPARABLE TRADING ANALYSIS Valuation based on trading multiples of selected publicly traded peers Although there are no publicly traded companies that are directly comparable to KFN, Lazard considered the following: Selected externally managed BDCs including: Ares Capital, Prospect Capital, Apollo Investment Corp, Fifth Street Finance, Solar Capital, PennantPark, Blackrock Kelso Capital, MVC Capital, Gladstone Investment and Gladstone Capital Selected internally managed BDCs including: Onex, American Capital, Main Street Capital, Triangle Capital and MCG Capital Selected residential and commercial mortgage REITs Multiples considered include: Price / GAAP Earnings (2013E and 2014E), Price / GAAP Book Value, Dividend Yield (2013E and 2014E) In addition, a regression analysis of Price / GAAP Book Value and ROE Payout (defined as the product of 2014E ROE by the payout ratio) was performed to establish some context on the selected Price / GAAP Book Value multiples PRECEDENT TRANSACTIONS Valuation based on multiples paid in precedent transactions Multiples considered include: Price / GAAP Earnings (2013E), Price / GAAP Book Value (or NAV as applicable) A range of REIT, BDC and real estate property precedent transactions were considered, although there are limited or no recent target companies that are directly comparable to KFN DIVIDEND DISCOUNT MODEL Valuation of as of 12/13/13, based on the net present value of dividendable earnings for 4Q 2013E – 2018E (represents an implied annual payout ratio of approximately 75% – 85%) Assumes cost of equity range of 8.5% – 9.5% Terminal value based on perpetuity growth of 0 – 2% Analyses based on KFN Management Estimates – an implied exchange ratio for KFN is derived from the resulting ranges of these valuation methodologies and KKR’s current share price

KKR

11 OVERVIEW OF KFN VALUATION

Publicly Traded BDCs – Trading Statistics

($ in millions, except per share data)

Company	Share Price (12/13/2013)	Market Cap.	% of 52 Week High	P/NAV	P/E 2013E	P/E 2014E	Dividend Yield 2013E	Dividend Yield 2014E	2014E Payout Ratio	2014E ROE	LTGR
Externally Managed:											
Ares Capital	$17.37	$4,885	93%	1.06x	10.7x	10.5x	9.0%	9.2%	97%	10.0%	3.1%
Prospect Capital	11.12	3,160	96	1.04	7.8	8.8	11.6%	11.9%	104%	11.8%	5.0%
Apollo Investment	8.65	1,944	95	1.04	9.9	9.9	9.2%	9.2%	92%	10.4%	3.5%
Fifth Street Finance	9.20	1,280	83	0.93	8.9	8.9	12.1%	10.8%	97%	10.4%	5.0%
Solar Capital	22.60	1,001	87	1.02	12.0	12.9	8.8%	7.4%	95%	7.8%	5.0%
PennantPark Investment	11.74	781	96	1.12	11.4	10.7	9.5%	9.5%	102%	10.4%	5.0%
Blackrock Kelso Capital	9.66	719	89	1.03	10.9	10.0	10.8%	10.8%	107%	10.5%	5.0%
MVC Capital	13.95	316	96	0.80	10.2	16.9	4.1%	5.9%	101%	4.7%	–
Gladstone Investment	7.65	203	99	0.84	10.9	10.6	8.9%	9.4%	99%	7.9%	–
Gladstone Capital	9.26	194	93	0.94	10.6	11.0	9.1%	9.1%	100%	8.6%	–
High			**99%**	**1.12x**	**12.0x**	**16.9x**	**12.1%**	**11.9%**	**107%**	**11.8%**	**5.0%**
Mean			**93**	**0.98**	**10.3**	**11.0**	**9.3**	**9.3**	**99**	**9.2**	**4.5**
Median			**94**	**1.02**	**10.7**	**10.6**	**9.2**	**9.3**	**100**	**10.2**	**5.0**
Low			**83**	**0.80**	**7.8**	**8.8**	**4.1**	**5.9**	**92**	**4.7**	**3.1**
Internally Managed:											
Onex	$53.15	$6,006	91%	1.13x	NM	NM	0.3%	0.3%	23%	1.1%	–
American Capital	14.66	4,141	95	0.75	18.2x	14.1x	– (a)	– (a)	– (a)	4.8%	–
Main Street Capital	32.03	1,273	93	1.60	15.9	14.1	8.2%	7.7%	109%	10.9%	–
Triangle Capital	27.93	771	91	1.75	12.4	12.1	7.7%	7.9%	95%	14.1%	5.0%
MCG Capital	4.45	317	80	0.87	10.3	9.5	11.2%	11.2%	106%	9.3%	–
High			**95%**	**1.75x**	**18.2x**	**14.1x**	**11.2%**	**11.2%**	**109%**	**14.1%**	**5.0%**
Mean			**90**	**1.22**	**14.2**	**12.4**	**6.9**	**6.8**	**83**	**8.1**	**5.0**
Median			**91**	**1.13**	**14.2**	**13.1**	**8.0**	**7.8**	**101**	**9.3**	**5.0**
Low			**80**	**0.75**	**10.3**	**9.5**	**0.3**	**0.3**	**23**	**1.1**	**5.0**
KFN (Consensus)	**$9.53**	**$1,952**	**80%**	**0.91x**	**7.6x**	**9.0x**	**9.2%**	**9.2%**	**83%**	**9.6%**	**10%**
KFN (Management Estimates)	**–**	**–**	**–**	**0.91x**	**7.6x**	**8.9x**	**9.0%**	**9.2%**	**82%**	**10.1%**	**–**

Source: FactSet (12/13/13), company filings and KKR and KFN Management

(a) American Capital's Stock Repurchase and Dividend Program provides for the payment of Dividends when trading at a premium to NAV and share repurchases when trading at a discount to NAV. During the three months ended 9/30/31, ACAS repurchased $176 million of stock.

22 | LAZARD

Publicly Traded REITs – Trading Statistics II OVERVIEW OF KFN VALUATION PROJECT COPAL 23 Source: FactSet (12/13/13), SNL, company filings. (a) Commercial mortgage REITs includes: Starwood, Newcastle, Colony, iStar, Blackstone Mortgage Trust, Resource Capital, RAIT, Apollo CRE, Ares CRE, Arbor Realty, Resource America and BRT Realty. Residential mortgage REITs includes: Annaly, American Capital Agency, Two Harbors, Chimera, MFA Financial, Invesco Mortgage Capital, Hatteras, New Residential, PennyMac Mortgage Investment Trust, Redwood Trust, ARMOUR Residential REIT, CYS, Capstead, American Capital Mortgage, Anworth Mortgage, Apollo Residential Mortgage, New York Mortgage, Dynex Capital and Arlington Asset Investment. % of 52 Price/Earnings Dividend Yield Week High P/BV 2013E 2014E 2013E 2014E Commercial Mortgage REITs (a): Max 97% 1.91x 28.8x 13.7x 13.7% 13.7% Median 87% 1.07 13.2 10.9 7.8% 8.6% Mean 86% 1.16 12.5 9.0 8.1% 8.9% Min 73% 0.68 8.1 8.6 2.3% 7.0% Residential Mortgage REITs (b): Max 95% 1.27x 11.9x 11.4x 23.1% 16.4% Median 71% 0.85 7.7 8.0 14.7% 12.0% Mean 72% 0.90 8.0 8.2 14.4% 12.3% Min 52% 0.71 4.8 6.0 6.1% 6.8%

KFN Valuation – Comparable Trading Analysis ($ in millions) II OVERVIEW OF KFN VALUATION PROJECT COPAL 24 Source: KKR and KFN Management, FactSet (12/13/13), company filings. (a) Based on KKR share price of $24.98 as of 12/13/13. Selected Multiple Range Implied Equity Value Range Selected Peer Trading Multiples KFN Statistics Low High Low High GAAP Earnings (2013E) $256 7.6x – 10.7x $1,952 – $2,729 GAAP Earnings (2014E) 220 9.0 10.6 1,969 2,321 Book Value (9/30/2013A) $2,133 0.91x – 1.02x $1,952 – $2,176 Dividend Yield (2013E) $0.86 10.0% – 8.0% $1,761 – $2,202 Dividend Yield (2014E) 0.88 10.0% 8.0% 1,802 2,253 Standalone Equity Valuation Range $1,890 – $2,340 Standalone Equity Valuation Range / Share $9.23 $11.42 Implied Exchange Ratio (a) 0.37x – 0.46x

BDC Regressions II OVERVIEW OF KFN VALUATION PROJECT COPAL 25 P/BV VS. ROE PAYOUT REGRESSION (ALL BDCs) Source: KKR and KFN Management, SNL and FactSet (12/13/13). Note: ROE payout defined as 2014E ROE multiplied by 2014E dividend payout ratio. P/BV VS. ROE PAYOUT REGRESSION (EXTERNALLY MANAGED) Implied P/BV: 0.94x Implied P/BV: 0.94x Implied P/BV: 0.98x Implied P/BV: 0.97x Consensus Management Estimates

Selected Precedent Transactions ($ in millions) II OVERVIEW OF KFN VALUATION PROJECT COPAL 26 Source: SNL, FactSet. Selected transactions below are based on the following screening criteria: U.S. acquisitions since 1/1/2010 (with the exception of Ares’ acquisition of Allied) Deal value >$200 million Industries: Investment Companies and REITs Excludes transactions for which price / book value or NAV multiples are not available Announce % Cash Deal Value/ Date Acquiror Target Deal Value Consideration NAV 10/22/2013 American Realty Capital Ppts Cole Real Estate $6,892 19% 1.23x 6/3/2013 Mid-America Apartment Colonial Properties Trust 2,353 0% 0.92 5/28/2013 American Realty Capital Ppts CapLease Inc. 949 100% 1.17 9/6/2012 Realty Income Corp. American Realty Capital Trust 1,938 3% 1.13 12/24/2011 Ventas Inc. Cogdell Spencer Inc. 247 100% 0.80 2/27/2011 Ventas Inc. Nationwide Health Properties 5,885 0% 1.56 High 1.56x Mean 1.14 Median 1.15 Low 0.80 Announce % Cash Deal Value/ Date Acquiror Target Deal Value Consideration LTM EPS CY EPS BV 1/30/2013 Annaly Capital Mgmt Inc. CreXus Investment Corp. $876 100% 10.4x 12.7x 1.09x 10/26/2009 Ares Capital Corporation Allied Capital Corp. 623 0% NM 8.9 0.46 BDC / REAL ESTATE PROPERTY REITS

KFN Valuation – Precedent Transactions Analysis ($ in millions) II OVERVIEW OF KFN VALUATION PROJECT COPAL 27 Source: KKR and KFN Management, SNL, company filings. (a) Based on KKR share price of $24.98 as of 13 December 2013. Selected Multiple Range Implied Equity Value Range Precedent Transactions (b) KFN Statistics Low High Low High Book Value (9/30/2013A) $2,133 0.92x – 1.23x $1,963 – $2,624 GAAP Earnings (2013E) $256 8.9x – 12.7x $2,280 – $3,253 Standalone Equity Valuation Range $2,120 – $2,940 Standalone Equity Valuation Range / Share $10.35 $14.35 Implied Exchange Ratio (a) 0.41x – 0.57x

KFN Valuation – Dividend Discount Model ($ in millions) Analysis below considers the net present value of the projected dividend distributions by KFN over 4Q 2013E – 2018E, based upon Management Estimates, and a terminal value based on a perpetuity growth rate of 0 – 2% II OVERVIEW OF KFN VALUATION PROJECT COPAL 28 Source: KKR and KFN Management. (a) Based on KKR share price of $24.98 as of 13 December 2013. Management Estimates Q4 2013E 2013E 2014E 2015E 2016E 2017E 2018E GAAP Net Income $52 $256 $220 $252 $254 $261 $277 ROE (%) 9.8% 11.8% 10.1% 11.4% 11.3% 11.3% 11.7% Distributed Earnings $45 $176 $180 $188 $192 $197 $201 Payout Ratio (%) 86.2% 68.8% 81.9% 74.7% 75.7% 75.2% 72.5% Book Value $2,166 $2,166 $2,204 $2,239 $2,268 $2,333 $2,408 EQUITY VALUE IMPLIED P/BV AT EXIT PERPETUITY GROWTH RATE PERPETUITY GROWTH RATE 0.0% 1.0% 2.0% 0.0% 1.0% 2.0% 279,716.8% 0.0 0.0 0.0 8.5% $2,389 $2,615 $2,911 0.98x 1.12x 1.31x 9.0% 2,260 2,456 2,709 0.93 1.05 1.21 9.5% 2,144 2,316 2,534 0.88 0.99 1.13 Standalone Equity Valuation Range $2,140 $2,910 Standalone Equity Valuation Range / Share $10.45 $14.21 Implied Exchange Ratio (a) 0.42x 0.57x COST OF EQUITY

KFN Summary Valuation Range II OVERVIEW OF KFN VALUATION PROJECT COPAL 29 Based on KKR share price of $24.98 as of 13 December 2013. These methodologies are presented for reference only. Lazard has not relied on the 52-week range or the analyst's price target range to determine the fairness, from a financial point of view, to KKR of the exchange ratio in the Transaction. Exchange ratio equals to the lowest and highest values of KFN stock price over the last 52 weeks divided by KKR current stock price ($24.98 as of 12/13/13). Implied Exchange Ratios Based on KKR's Current KFN Equity Valuation Range ($bn / $ per share) Market Price and KFN's Equity Valuation Ranges (a) COMPARABLE TRADING ANALYSIS PRECEDENT TRANSACTIONS ANALYSIS DIVIDEND DISCOUNT MODEL ANALYSTS TARGET PRICES (b) STOCK PRICE 52-WEEK RANGE (b) (c) 0.37x 0.41x 0.42x 0.36x 0.42x 0.46x 0.57x 0.57x 0.47x 0.50x $1,890 $2,120 $2,140 $1,866 $2,151 $2,340 $2,940 $2,910 $2,390 $2,560 $9.23 $11.42 $10.35 $14.35 $14.21 $10.45 $9.11 $11.67 $10.50 $12.50 Exchange Ratio Offer: 0.51x Offer Price $12.74 (a) 9/30/13 Adjusted BV 0.43x 9/30/13 Adjusted Book Value: $10.68

III Overview of KKR Standalone Valuation

KKR

III OVERVIEW OF KKR STANDALONE VALUATION

KKR Business Overview

($ in billions)

OVERVIEW

- **Founded in 1976, KKR is one of the largest alternative investments firms with ~$98bn[b] assets under management ("AUM")**
- **Global firm with over 1,000 employees – headquartered in New York with offices in 16 major cities, including San Francisco, Menlo Park, London, Paris, Hong Kong, Tokyo, Sydney and Beijing**
- **Operates in 3 core businesses**
  - Private Markets
    - Represents ~60% of total AUM[b] (including ~$20bn of uninvested committed capital)
    - Currently holds ~80 companies in portfolio
  - Public Markets
    - Represents ~40% of total AUM[b]
    - Fixed income initiative started in August 2004 to capitalize on KKR's private equity expertise and deal flow to invest in fixed income securities
    - Primarily focused on corporate credit asset classes, managed for separate accounts, KKR Financial Holding (public), Strategic Capital Fund, Private Credit and Hedge Fund Solutions
  - Capital Markets and Principal Activities
    - $4.9bn of investments
    - Acquisition finance, refinancing/buybacks during ownership and IPOs/follow-ons at exit
    - Joint venture partner with Stone Point Capital and CPPIB in MerchCap Solutions

AUM MIX (9/30/13)


Alternative Credit 6%
Hedge Fund 10%
Public Markets 39%
Leveraged Credit 22%
Real Assets 6%
$98bn(a)(b)
Private Markets 61%
Private Equity(c) 56%

ASSETS UNDER MANAGEMENT


$100
80
60
40
20
0
$15
$14
$23
$4
$20
$37
$5
$32
$47
$11
$37
$45
$13
$32
$52
$13
$39
$61
$15
$46
$59
$15
$44
$76
$26
$49
$98
$38
$60
2004
2005
2006
2007
2008
2009
2010
2011
2012
YTD 2013(b)
Private Markets
Public Markets

Source: Company filings

(a) Does not include $6.8bn of cash and investments.
(b) Pro forma for Avoca transaction ($8.0bn of AUM).
(c) Includes Special Situations and Direct Lending strategies.

30 | LAZARD

Private Equity ($52bn AUM) KKR Divisional Breakdown ($ in millions, unless otherwise noted) III OVERVIEW OF KKR STANDALONE VALUATION PROJECT COPAL 31 Source: Company filings, SNL and FactSet (12/13/13). Note: As of September 30, 2013 pro forma for $8bn AUM associated with Avoca acquisition (subject to closing). Numbers may not foot due to rounding and presentation. (a) Includes ~$2bn of other/multi-strategy accounts. (b) Represents various leveraged credit funds and SMAs. (c) Includes Special Situations and Direct Lending strategies. KKR ($98bn AUM) Capital Markets Principal Activities ($6.8bn of Cash & Investments) Public Markets ($38bn AUM) Private Markets ($60bn AUM)(a) NA: $28bn Europe: $12bn Asia: $12bn Infra: $2.4bn Energy: $2.7bn RE: $0.7 KFN: $2.2bn CLOs: $6.7bn Other: $5.1bn(b) Avoca: $8.0bn BDC: $1.9bn Mezz: $1.0bn Other(c): $3.4bn Prisma: $9.6bn Direct HFs: $0.5bn Real Assets ($6bn AUM) Leveraged Credit ($22bn AUM) Alternative Credit ($6bn AUM) Hedge Fund ($10bn AUM) III OVERVIEW OF KKR STANDALONE VALUATION Market Capitalization $17,880 2014E ENI (Mgmt. Est.) 1,782

KKR Historical Financial Summary ($ in millions, except per share data) III OVERVIEW OF KKR STANDALONE VALUATION PROJECT COPAL 32 DISTRIBUTIONS PER SHARE PRE-TAX ENI MIX HISTORICAL FINANCIAL PERFORMANCE 2010 2012 Source: Company filings. (a) Reporting policy changed in 2012 such that TCDE in 2011 and 2012 figures include net realized principal investment income, while figure for 2010 does not include net realized principal investment. 2010-2012 2010 2011 2012 CAGR /Avg. Fee-Related Earnings $318 $417 $320 0% Incentive Fee Income 608 138 707 8% Investment Income 1,214 196 1,104 (5%) Total Pre-Tax ENI $2,140 $751 $2,131 (0%) Total After-Tax ENI $1,930 $503 $2,028 3% ENI (a/t) - Aggregate $1,930 $503 $2,028 3% ENI (a/t) - Per Share $2.83 $0.73 $2.90 1% Total Distributable Cash Earnings $486 (a) $783 $1,449 73% Implied Ratio of TDCE / ENI NM (a) 104% 68% 86% Total AUM ($bn) $61.0 $59.0 $75.5 11% Fee-Paying AUM ($bn) 46.0 46.4 60.8 15% ENI Financial Statistics AUM

52% 72% 47% KKR Historical Market Performance Relative to Peers PROJECT COPAL 33 III OVERVIEW OF KKR STANDALONE VALUATION Source: FactSet (12/13/13). Includes: Affiliated Managers, Alliance Bernstein, Artisan Partners, BlackRock, Calamos, Cohen & Steers, Eaton Vance, Federated Investors, Franklin Resources, GAMCO, Invesco, Janus Capital, Legg Mason, Manning & Napier, Pzena, T. Rowe Price, Virtus and Waddell & Reed. 132% 144% 33% 124% 85% III OVERVIEW OF KKR STANDALONE VALUATION Since 5/3/2012 Since 1 - Month 6 - Months (Carlyle IPO) Respective IPOs KKR 10.1% 29.8% 85.0% 7.4% Apollo 0.8% 25.4% 144.2% 65.5% Blackstone 7.7% 37.4% 124.1% (17.2%) Fortress 11.1% 15.3% 131.5% (73.0%) Och-Ziff 12.1% 33.0% 71.6% (52.7%) Oaktree (1.8%) 6.1% 32.5% 29.9% Carlyle 9.1% 24.5% 51.7% 51.7% Trad. Asset Managers (a) 0.2% 8.5% 46.8% --

KKR Historical FY1 P/E Valuation Relative to Peers PROJECT COPAL 34 6.8x 12.4x 13.3x 11.0x 10.2x 9.9x III OVERVIEW OF KKR STANDALONE VALUATION Source: FactSet (12/13/13). Includes: Affiliated Managers, Alliance Bernstein, Artisan Partners, BlackRock, Calamos, Cohen & Steers, Eaton Vance, Federated Investors, Franklin Resources, GAMCO, Invesco, Janus Capital, Legg Mason, Manning & Napier, Pzena, T. Rowe Price, Virtus and Waddell & Reed. 19.6x 9.3x III OVERVIEW OF KKR STANDALONE VALUATION Current 1-Year Avg. 2-Year Avg. 3-Year Avg. KKR 10.2x 8.3x 7.6x 7.8x Blackstone 12.4 9.8 9.6 9.8 Carlyle 13.3 10.7 10.9 10.9 Apollo 6.8 7.1 6.0 6.0 Oaktree 9.3 10.1 10.7 10.7 Och-Ziff 9.9 8.4 8.8 9.8 Fortress 11.0 10.2 9.5 9.1 Trad. Asset Managers (a) 19.6 17.3 15.8 15.6

KKR Analyst Estimates ($ in millions, except per share data) III OVERVIEW OF KKR STANDALONE VALUATION PROJECT COPAL CURRENT ANALYST RECOMMENDATIONS FY1 EPS ESTIMATES OVER TIME Median Price Target: $26.25 (5% premium vs. current)

Median LTGR: 10% $2.49 35 Source: FactSet (12/13/13) and KKR Management.

(a) Midpoint of target price range of $26.00 – 29.00. Price Target Prem. To Fee-Related Earnings (p/t) ENI per Share Distributions per Share Equity Research Date Rating $ Current 2013 2014 2015 2013 2014 2015 2013 2014 2015 Oppenheimer 12/9/13 Buy $25.00 0% $395 $515 -- $1.83 $1.99 -- $1.16 $1.24 -- Citi 11/19/13 Buy 28.00 12% 399 459 561 2.56 2.26 2.45 1.17 1.06 1.28 Morgan Stanley 11/13/13 Buy 27.00 8% 407 520 598 2.47 2.42 2.44 1.18 1.41 1.74 Wells Fargo 10/25/13 Buy 27.50 (a) 10% 411 548 555 2.49 2.53 2.65 1.22 1.30 1.26 Sterne Agee 10/25/13 Buy 28.00 12% 395 477 531 2.49 2.57 2.89 1.28 1.67 2.00 Sandler O'Neill 10/25/13 Buy 27.00 8% 400 454 -- 2.46 2.33 -- 1.23 1.38 -- KBW 10/25/13 Buy 26.00 4% 404 496 503 2.51 2.75 3.05 1.22 1.46 1.47 BAML 10/24/13 Buy 26.00 4% 416 510 519 2.48 2.40 2.55 1.23 1.24 1.30 BMO 10/24/13 Neutral 24.00 (4%) 385 380 -- 2.42 2.25 -- 1.17 1.01 -- Evercore 10/24/13 Neutral 25.00 0% 412 483 549 2.39 2.36 2.40 1.25 1.55 1.52 Goldman Sachs 10/24/13 Buy 26.00 4% 418 554 643 2.77 2.83 3.05 1.25 1.58 1.71 Credit Suisse 10/24/13 Neutral 23.00 (8%) 426 479 520 2.65 2.90 3.00 1.20 1.35 1.40 Mean $406 $490 $553 $2.46 $2.47 $2.72 $1.21 $1.36 $1.52 Median 406 489 549 2.49 2.41 2.65 1.22 1.37 1.47 Management Guidance $406 $490 $553 $2.46 $2.47 $2.72 $1.35 $1.36 $1.52

KKR
III OVERVIEW OF KKR STANDALONE VALUATION

Management Estimates for Projected Financial Performance of KKR

($ in millions, except per share data)

KKR management believes that analyst estimates for 2014 and 2015 are the best currently available information to use for evaluating a potential merger between KKR and KFN; KKR management also provided guidance on the potential results of 4Q 2013 – particularly on the potential distributable cash earnings and distributions (the "Management Estimates")

ECONOMIC NET INCOME


Pre-Tax ENI
$2,500
2,000
1,500
1,000
500
0
$2,140
$751
$2,131
$1,882
$1,992
$2,208
2010
2011
2012
2013E
2014E
2015E
ENI (a/t)
$1,930
$503
$2,028
$1,757
$1,782
$1,990
Fee-Related Earnings
Incentive Fee Income
Investment Income

AUM


AUM ($bn)
$125
100
75
50
25
0
$61
$59
$76
$93
$107
$116
2010
2011
2012
2013E
2014E
2015E
Fee-Paying
Non Fee-Paying

TOTAL DISTRIBUTABLE CASH EARNINGS


Distributable Cash Earnings
TDCE/ENI
$2,000
1,500
1,000
500
0
125.0%
100.0
75.0
50.0
25.0
0.0
$486
22.7%
104.2%
$783
$1,449
68.0%
$1,406
74.7%
$1,393
69.9%
$1,565
70.9%
2010
2011
2012
2013E
2014E
2015E
DCE
TDCE/ENI

DISTRIBUTION PER SHARE


Distribution Per Share
Implied Ratio of DPS / ENI per share
$2.00
1.50
1.00
0.50
0.00
125.0%
100.0
75.0
50.0
25.0
0.0
$0.60
21.2%
19.7%
$0.74
$1.22
42.1%
$1.35
54.9%
$1.36
55.1%
$1.52
55.9%
2010
2011
2012
2013E
2014E
2015E
Distribution Per Share

Source: Company filings and KKR Management

36 | LAZARD

Comparison of Analyst vs. Management Estimates for KKR ($ in millions, except per share data) III OVERVIEW OF KKR STANDALONE VALUATION PROJECT COPAL 37 Source: FactSet (12/13/13), equity research and KKR Management. Analyst Estimates Management Estimates Variance 2013 2014 2015 2013 2014 2015 2013 2014 2015 Aggregate ENI (a/t) $1,757 $1,786 $1,996 $1,757 $1,782 $1,990 0.0% (0.2%) (0.3%) ENI per Share $2.46 $2.47 $2.72 $2.46 $2.47 $2.72 0.0% 0.1% 0.0% Total DCE (p/t) $1,263 $1,382 $1,565 $1,406 $1,393 $1,565 11.3% 0.8% (0.0%) Distribution per share $1.21 $1.36 $1.52 $1.35 $1.36 $1.52 11.3% 0.3% 0.0% Breakdown of ENI (p/t): Fee Related Earnings (FRE) $406 $490 $553 $406 $490 $553 0.0% 0.0% 0.0% Incentive Fee Income 660 750 856 660 750 856 0.0% 0.0% 0.0% Other Investment Income 816 753 799 816 753 799 0.0% 0.0% 0.0%

KKR Valuation Methodology III OVERVIEW OF KKR STANDALONE VALUATION PROJECT COPAL 38 BLENDED EARNINGS COMPARABLE TRADING ANALYSIS Valuation based on blended trading multiples of selected publicly traded peers Two multiple bases considered: Price / ENI and Price / DCE (2013E and 2014E) Peer groups include: U.S. alternative asset managers reporting primarily on a basis of (i) economic net income ENI (Blackstone, Carlyle, Apollo), (ii) distributable cash earnings DCE (Och-Ziff, Fortress), and adjusted net income ANI (Oaktree) – see Appendix for definition of these bases of presentation SUM-OF-THE-PARTS ANALYSIS Valuation based on sum-of-the-parts analysis of the various components of 2014E earnings and the components of the balance sheet): P/E multiple on fee-related earnings (based on trading multiples of U.S. traditional asset managers) Book value multiple on GP investment portfolio (0.80 – 1.00x) Book value for net cash (as applicable depending on geography of interest income / expenses in reporting) P/ENI multiple on incentive fee income (based on current implied trading multiple of ENI- and ANI-based alternative asset managers) In addition, the analysis contemplates two different approaches to incentive fee income: 0.80 – 1.00x book value of net accrued carry + P/ENI multiple on future incentive fee income P/ENI multiple on future incentive fee income DIVIDEND DISCOUNT MODEL Valuation of as of 12/13/13, based on: Net present value of distributable cash earnings for 4Q 2013E – 2018E Book value of GP investments and net cash Terminal value based on two different methodologies: Sum-of-the-parts – assuming 0.90x book value for the GP investment portfolio Blended P / DCE multiple of 10 – 14x Assumes cost of equity range of 11.0% – 13.0% Analyses based on KKR Management Estimates – summary valuation ranges per KKR unit are derived from these valuation methodologies and compared to KKR’s current share price

KKR

III OVERVIEW OF KKR STANDALONE VALUATION

Publicly Alternative Asset Managers – Trading Statistics

($ in millions, except per share data)

	Price	% of 52-Week		Market		Price / ENI Multiples		Price / DCE Multiples		Price / ANI Multiples		2013E Dividend
	(12/13/13)	High	Low	Value	AUM[a]	2013E	2014E	2013E	2014E	2013E	2014E	Yield
P/ENI Basis:												
Blackstone	$29.04	99 %	198 %	$33.1	$248	12.4x	10.1x	19.4x	14.0x	--	--	4.1 %
Apollo	30.13	88	187	11.9	158	6.8	9.6	7.1	10.0	--	--	11.9
Carlyle	33.44	90	138	10.5	188	13.3	11.3	15.3	11.5	--	--	4.8
P/DCE Basis:												
Och-Ziff	$14.50	100 %	164 %	$7.0	$38	--	--	9.9x	10.7x	--	--	9.8 %
Fortress	8.38	96	203	4.2	58	--	--	11.0	10.5	--	--	5.1
P/ANI Basis:												
Oaktree	$55.06	95 %	126 %	$8.3	$80	10.8x	11.9x	9.6x	11.3x	9.3x	11.5x	8.3 %
High		**100 %**	**203 %**			**13.3x**	**11.9x**	**19.4x**	**14.0x**	**9.3x**	**11.5x**	**11.9 %**
Mean		**95**	**169**			**10.8**	**10.7**	**12.1**	**11.3**	**--**	**--**	**7.3**
Median		**96**	**176**			**11.6**	**10.7**	**10.5**	**11.0**	**--**	**--**	**6.7**
Low		**88**	**126**			**6.8**	**9.6**	**7.1**	**10.0**	**--**	**--**	**4.1**
KKR (Analyst Estimates)	**$24.98**	**100 %**	**180 %**	**$17.9**	**$98**	**10.2x**	**10.1x**	**14.1x**	**13.1x**	**--**	**--**	**4.9 %**
KKR (Management Estimates)						**10.2**	**10.1**	**12.7**	**12.9**			

FactSet Estimates Reported Metric

Source: Company filings, FactSet (12/13/2013).

(a) AUM of KKR pro forma for the acquisition of Avoca; AUM of Apollo pro forma for Athene's acquisition of Aviva; AUM of Carlyle pro forma for the acquisition of Metropolitan RE.

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KKR Standalone Valuation – Blended Earnings Comparable Trading Analysis ($ in millions) III OVERVIEW OF KKR STANDALONE VALUATION PROJECT COPAL 40 Source: KKR Management, FactSet (12/13/13), company filings. Selected KKR Multiple Range Implied Equity Value Range Selected Asset Managers Statistics Low High Low High Economic Net Income (2013E) $1,757 10.2x – 10.8x $17,880 – $18,936 Economic Net Income (2014E) 1,782 10.1 10.7 18,047 19,110 Standalone Equity Valuation Range $17,960 – $19,020 Standalone Equity Valuation Range / Unit $25.09 $26.57 Distributable Earnings (2013E) $1,406 10.2 – 14.1x $14,336 – $19,867 Distributable Earnings (2014E) 1,393 10.8 13.1 15,044 18,197 Standalone Equity Valuation Range $14,690 – $19,030 Standalone Equity Valuation Range / Unit $20.52 $26.59 ENI DCE

KKR
III OVERVIEW OF KKR STANDALONE VALUATION

Sum-of-the-Parts Approach to Valuation

MANAGEMENT FEE INCOME	SEED CAPITAL/ GP INVESTMENTS	INCENTIVE FEE INCOME
Management fee income, net of all G&A expenses	Net asset value of seed capital/ GP investment portfolio	Performance-based incentive fees, net of portion paid to employees

MANAGEMENT FEE INCOME

Management fee income, net of all G&A expenses

RECURRING INCOME

Traditional Asset Manager Universe[a]

2013E (FY1) Median/ Mean P/E:
19.6x/ 20.1x

2014E Median/ Mean P/E:
16.9x/ 16.8x

SEED CAPITAL/ GP INVESTMENTS

Net asset value of seed capital/ GP investment portfolio

NET ASSET VALUE

Listed Private Equity Closed-End Fund Universe

Est. Mean P/NAV:
0.90x

INCENTIVE FEE INCOME

Performance-based incentive fees, net of portion paid to employees

CAPITAL APPROACH

- Accrued net carry valuation at 80% to 100%
- Residual (implied based on market capitalization) as a multiple of projected 2014E incentive fees

MULTIPLE APPROACH

- Residual (implied based on market capitalization) as a multiple of projected 2014E incentive fees

Source: Selected equity research, FactSet (12/13/13).
(a) Includes: Affiliated Managers, Alliance Bernstein, Artisan Partners, BlackRock, Calamos, Cohen & Steers, Eaton Vance, Federated Investors, Franklin Resources, GAMCO, Invesco, Janus Capital, Legg Mason, Manning & Napier, Pzena, T. Rowe Price, Virtus and Waddell & Reed.

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KKR

III OVERVIEW OF KKR STANDALONE VALUATION

Publicly Alternative Asset Managers – Trading SOTP 2013E

($ in millions, except per share data)

						SOTP Approach (2013E)				
						Earnings Multiple Approach to Incentive Fees			Capital/Earnings Multiple Approach to Incentive Fees	
				2013E		Assumed		Implied	Assumed	Implied
	Market Value	AUM[a]	% Mgmt Fee[b]	P/ENI	DCE/ a/t ENI	Mgmt Fee P/ENI	GP Inv. P/NAV	Incen. Fee P/ENI[c]	Net Accrued Carry	Future Incen. Fee P/ENI[d]
Blackstone	$33.1	$248	30%	12.4x	64%	19.0x	0.90x	11.5x	0.90x	9.9x
Apollo	11.9	158	14	6.8	96	19.0	0.90	4.8	0.90	4.0
Carlyle	10.5	188	14	13.3	87	19.0	0.90	12.3	0.90	10.1
Oaktree	8.3	80	25	10.8	119	19.0	0.90	7.2	0.90	5.2
High			**30%**	**13.3x**	**119%**			**12.3x**		**10.1x**
Mean			**21**	**10.8**	**91**			**9.0**		**7.3**
Median			**20**	**11.6**	**91**			**9.4**		**7.6**
Low			**14**	**6.8**	**64**			**4.8**		**4.0**
KKR (Analyst Estimates)	**$17.9**	**$98**	**30%**	**10.2x**	**72%**	**19.0x**	**0.90x**	**11.0x**	**0.90x**	**9.6x**
KKR (Management Estimates)			**30%**	**10.2**	**80%**			**11.0**		**9.6**

Source: Company filings, FactSet (12/13/2013).

(a) AUM of KKR pro forma for the acquisition of Avoca.; AUM of Apollo pro forma for Athene's acquisition of Aviva; AUM of Carlyle pro forma for the acquisition of Metropolitan RE.
(b) Based on after-tax allocation. Excludes investment and interest income.
(c) Calculated as market cap less the implied value of management fee income (19.0x 2013E management fee income) less implied value of GP investments (0.90x NAV) divided by 2013E incentive fee income. As applicable based on geography of interest income / expense, book value of net cash is also subtracted (KKR and Apollo).
(d) Calculated as market cap less the implied value of management fee income (19.0x 2013E management fee income) less implied value of future incentive fee (0.90x NAV) divided by 2013E incentive fee income. As applicable based on geography of interest income / expense, book value of net cash is also subtracted (KKR and Apollo).

42 | LAZARD

KKR
III OVERVIEW OF KKR STANDALONE VALUATION

Publicly Alternative Asset Managers – Trading SOTP 2014E

($ in millions, except per share data)

						SOTP Approach (2014E)				
						Earnings Multiple Approach to Incentive Fees			Capital/Earnings Multiple Approach to Incentive Fees	
				2014E		Assumed		Implied	Assumed	Implied
	Market Value	AUM[a]	% Mgmt Fee[b]	P/ENI	DCE/ a/t ENI	Mgmt Fee P/ENI	GP Inv. P/NAV	Incen. Fee P/ENI[c]	Net Accrued Carry	Future Incen. Fee P/ENI[d]
Blackstone	$33.1	$248	29%	10.1x	72%	16.0x	0.90x	8.5x	0.90x	7.3x
Apollo	11.9	158	30	9.6	96	16.0	0.90	6.9	0.90	5.5
Carlyle	10.5	188	19	11.3	98	16.0	0.90	10.4	0.90	8.4
Oaktree	8.3	80	37	11.9	108	16.0	0.90	9.9	0.90	7.1
High			37%	11.9x	108%			10.4x		8.4x
Mean			28	10.7	94			8.9		7.1
Median			29	10.7	97			9.2		7.2
Low			19	9.6	72			6.9		5.5
KKR (Analyst Estimates)	$17.9	$98	33%	10.1x	78%	16.0x	0.90x	9.8x	0.90x	8.6x
KKR (Management Estimates)			33%	10.1	78%			9.3		8.1

Source: Company filings, FactSet (12/13/2013).
(a) AUM of KKR pro forma for the acquisition of Avoca; AUM of Apollo pro forma for Athene's acquisition of Aviva; AUM of Carlyle pro forma for the acquisition of Metropolitan RE.
(b) Based on after-tax allocation. Excludes investment and interest income.
(c) Calculated as market cap less the implied value of management fee income (16.0x 2014E management fee income) less implied value of GP investments (0.90x NAV) divided by 2014E incentive fee income. As applicable based on geography of interest income / expense, book value of net cash is also subtracted (KKR and Apollo).
(d) Calculated as market cap less the implied value of management fee income (16.0x 2014E management fee income) less implied value of future incentive fee (0.90x NAV) divided by 2014E incentive fee income. As applicable based on geography of interest income / expense, book value of net cash is also subtracted (KKR and Apollo).

43 | LAZARD

KKR Standalone Valuation – 2014E Sum-of-the-Parts Analysis ($ in millions) III OVERVIEW OF KKR STANDALONE VALUATION PROJECT COPAL 44 Source: KKR Management, FactSet (12/13/13), company filings. Selected Implied Equity Selected KKR Multiple Range Value Range Asset Managers Statistics Low High Low High Fee-Related ENI (a/t) $358 15.0x – 17.0x $5,370 – $6,086 Incentive Fee ENI (a/t) 728 8.9 9.3 6,511 6,807 GP Investments NAV 4,938 0.80 1.00 3,950 4,938 Net Cash 901 1.00 1.00 901 901 Standalone Equity Valuation Range $16,732 $18,731 Standalone Equity Valuation Range / Unit $23.38 $26.17 Fee-Related ENI (a/t) $358 15.0x – 17.0x $5,370 – $6,086 Incentive Fee ENI (a/t) 728 7.1 8.1 5,162 5,933 GP Investments NAV 4,938 0.80 1.00 3,950 4,938 Net Cash 901 1.00 1.00 901 901 Net Accrued Carry 971 0.80 1.00 777 971 Standalone Equity Valuation Range $16,159 $18,828 Standalone Equity Valuation Range / Unit $22.58 $26.31 Standalone Equity Valuation Range $16,446 $18,780 Standalone Equity Valuation Range / Unit $22.98 $26.24 CAPITAL AND EARNINGS MULTIPLES APPROACH TO INCENTIVE FEES EARNINGS MULTIPLE APPROACH TO INCENTIVE FEES

KKR Standalone Valuation – Dividend Discount Model – Method 1 ($ in millions) III OVERVIEW OF KKR STANDALONE VALUATION PROJECT COPAL 45 Source: KKR Management. Sum-of-the-Parts Terminal Value: Analysis below considers the net present value of the projected dividend distributions (excluding 40% distribution of realized net investment income) by KKR over 4Q 2013E– 2015E, based upon Management Estimates, and a terminal value based on a multiple based sum-of-the-parts Actual Management Estimates GP Investments and Net Cash 2011A 2012A 2013E 2014E 2015E 9/30/2013A Total ENI (a/t) $503 $2,028 $1,757 $1,782 $1,991 GP Investments $4,938 Total DCE (a/t) 783 1,449 1,293 1,283 1,422 Selected Multiple 0.90x DCE/ENI Ratio (%) 155.6% 71.5% 73.6% 72.0% 71.4% Estimated Equity Value $4,444 Distributed Earnings Net Cash $901 (excl. Investment Income) $507 $854 $737 $747 $855 Selected Multiple 1.00x Payout Ratio (%) 64.8% 58.9% 57.0% 58.2% 60.1% Estimated Equity Value $901 EQUITY VALUE IMPLIED PERPETUITY GROWTH IMPLIED PERPETUITY GROWTH TERMINAL VALUE FY1 MULTIPLE TERMINAL VALUE FY1 MULTIPLE TERMINAL VALUE FY1 MULTIPLE MANAGEMENT/INCENTIVE FEE MANAGEMENT/INCENTIVE FEE MANAGEMENT/INCENTIVE FEE 18.0x / 19.0x / 20.0x / 18.0x / 19.0x / 20.0x / 8.0x 9.0x 10.0x 8.0x 9.0x 10.0x # 1.0 2.0 3.0 11.0% 0 $18,324 $19,328 $20,333 4.6% 5.1% 5.5% 12.0% 0 18,105 19,091 20,077 5.5% 6.0% 6.5% 13.0% 0 17,892 18,860 19,829 6.5% 7.0% 7.4% Standalone Equity Valuation Range $17,892 $20,333 Standalone Equity Valuation Range / Unit $24.99 $28.40 COST OF EQUITY

KKR Standalone Valuation – Dividend Discount Model – Method 2 ($ in millions) III OVERVIEW OF KKR STANDALONE VALUATION PROJECT COPAL 46 Source: KKR Management. P / DCE Terminal Value: Analysis below considers the net present value of the projected total dividend distributions by KKR over 4Q 2013E– 2015E, based upon Management Estimates, and a terminal value based on a P / DCE multiple Actual Management Estimates 2011A 2012A 2013E 2014E 2015E Total ENI (a/t) $503 $2,028 $1,757 $1,782 $1,991 Total DCE (a/t) 783 1,449 1,293 1,283 1,422 DCE/ENI Ratio (%) 155.6% 71.5% 73.6% 72.0% 71.4% Distributed Earnings $507 $854 $931 $944 $1,072 Payout Ratio (%) 64.8% 58.9% 72.0% 73.6% 75.4% EQUITY VALUE IMPLIED PERPETUITY GROWTH P/DCE EXIT MULTIPLE P/DCE EXIT MULTIPLE 10.0x 12.0x 14.0x 10.0x 12.0x 14.0x # 1.0 2.0 3.0 11.0% 0 $14,736 $17,263 $19,790 3.9% 5.0% 5.8% 12.0% 0 14,489 16,970 19,451 4.8% 6.0% 6.8% 13.0% 0 14,248 16,684 19,121 5.8% 6.9% 7.7% Standalone Equity Valuation Range $14,248 $19,790 Standalone Equity Valuation Range / Unit $19.91 $27.65 COST OF EQUITY

KKR Summary Standalone Valuation Range III OVERVIEW OF KKR STANDALONE VALUATION PROJECT COPAL 47 (a) These methodologies are presented for reference only. Lazard has not relied on the 52-week range or the analyst's price target range to determine the fairness, from a financial point of view, to KKR of the exchange ratio in the Transaction. Implied Implied 2014E P/ENI 2014E P/DCE Standalone Equity Valuation Range @ 100% ($bn / $ per share) Low High Low High 10.1x - 10.7x 12.9x - 13.7x 8.2x - 10.7x 10.5x - 13.7x 9.2x - 10.5x 11.8x - 13.5x 10.0x - 11.4x 12.8x - 14.6x 8.0x - 11.1x 10.2x - 14.2x 5.6x - 10.0x 7.1x - 12.8x 9.2x - 11.2x 11.8x - 14.4x BLENDED ENI COMPARABLE TRADING ANALYSIS ANALYSTS TARGET PRICES (a) SUM-OF-THE-PARTS ANALYSIS STOCK PRICE 52-WEEK RANGE (a) DIVIDEND DISCOUNT MODEL - SOTP TERMINAL VALUE BLENDED DCE COMPARABLE TRADING ANALYSIS DIVIDEND DISCOUNT MODEL - P/DCE TERMINAL VALUE $17,960 $14,690 $16,446 $17,892 $14,248 $9,913 $16,462 $19,020 $19,030 $18,780 $20,333 $19,790 $17,880 $20,041 $25.09 $26.57 $26.59 $20.52 $26.24 $22.98 $24.99 $28.40 $19.91 $27.65 $24.98 $28.00 $23.00 $13.85 Current Stock Price (12/13/13) : $24.98

IV Overview of KKR Pro Forma Valuation

KKR/KFN Contribution Summary ($ in millions, except per share data) IV OVERVIEW OF KKR PRO FORMA VALUATION PROJECT COPAL 48 Source: FactSet (12/13/13) and KKR and KFN Management. (a) Reported non-GAAP figures. Aggregate Per Share Implied KKR KFN % KKR % KFN KKR KFN Exch. Ratio Market Capitalization $17,880 $1,952 90% 10% $24.98 $9.53 0.38x Total Assets 8,515 3,141 73% 27% 11.90 15.34 1.29x Book Value (a) 7,208 2,133 77% 23% 10.07 10.42 1.03x 2013E Earnings (a/t): ENI / $1,757 87% 13% $2.46 $1.25 0.51x DCE / 1,293 83% 17% 1.81 1.25 0.69x 2014E Earnings (a/t): ENI / $1,782 89% 11% $2.47 $1.07 0.43x DCE / 1,283 85% 15% 1.78 1.07 0.60x Dividends (2014E) $944 $180 84% 16% $1.36 $0.88 0.65x Transaction -- -- 87% 13% -- -- 0.51x Net Income Net Income $256 $220

Pro Forma Valuation Methodology IV OVERVIEW OF KKR PRO FORMA VALUATION PROJECT COPAL 49 BLENDED EARNINGS COMPARABLE TRADING ANALYSIS Similar valuation methodology as the KKR standalone valuation Based on 2014E projected financials SUM-OF-THE-PARTS ANALYSIS Similar valuation methodology as the KKR standalone valuation Slight premium is given to the valuation of the GP investment portfolio for a range of 0.90 – 1.00x book value given the increased liquidity and diversity of the underlying assets vs. standalone DIVIDEND DISCOUNT MODEL Similar valuation methodology as the KKR standalone valuation Terminal value based on two different methodologies: Sum-of-the-parts – assuming 0.95x book value for the GP investment portfolio (reflecting higher diversity / liquidity of the portfolio) Blended P / DCE multiple of 10 – 14x Assumes cost of equity range of 11.0% – 13.0% Analyses based on KKR and KFN Management Estimates and adjustments – summary valuation ranges per KKR unit (adjusted for transaction dilution) are derived from these valuation methodologies and compared to KKR’s valuation analysis

Pro Forma Consequences: ENI Basis ($ in millions) Pro-forma adjustments have been applied for an estimated ~$4.5 million G&A savings and an ~$10 million benefit for the lack of requirement for separate liquidity reserves (minimum cash balance) under KKR ownership Additionally, KFN management fees will be eliminated through consolidation under KKR ownership; economic consequences are minimal (tax) as KFN investment income is increased by an equivalent amount Transaction is expected to be dilutive to fee-related earnings and to economic net income IV OVERVIEW OF KKR PRO FORMA VALUATION PROJECT COPAL 50 2014E 2015E KKR Fee Related Net Earnings $358 $402 Less: KFN Total Management Fees (46) (48) Plus: Tax Savings 9 10 Pro Forma Fee Related Earnings $321 $363 Investment Income - Net Income $696 $747 Add: KFN Standalone Earnings 220 252 Add: KFN Incremental Earnings 9 2 Add: KFN G&A Savings 5 5 Add: KFN Total Management Fees 46 48 Less: Structuring Tax Impact (15) (15) Pro Forma Investment Income $960 $1,039 Net Carried Interest $728 $842 Pro Forma Economic Net Income $2,009 $2,244 Pro Forma Economic Net Income - Per Unit $2.43 $2.68 Accretion/Dilution (2%) (1%) ECONOMIC NET INCOME (A/T)

Pro Forma Consequences: DCE Basis ($ in millions) IV OVERVIEW OF KKR PRO FORMA VALUATION PROJECT COPAL 51 KKR currently distributes 100% of its fee-related earnings, 100% of its realized incentive fee income and 40% of its realized net investment income (net of taxes) KKR intends to distribute 100% of KFN’s realized earnings, making the transaction accretive to total DCE 2014E 2015E KKR Distributable Earnings (p/t) $1,393 $1,565 Add: Pro Forma KFN Cash Net Income 234 258 Pro Forma Distributable Earnings (p/t) $1,627 $1,823 Standalone Taxes on DCE (110) (143) Less: Tax Adjustments (6) (6) Pro Forma Distributable Earnings (p/t) $1,627 $1,823 Per Share $1.97 $2.18 Accretion/Dilution 2% 1% Pro Forma Distributable Earnings (a/t) $1,510 $1,675 Per Share $1.83 $2.00 Accretion/Dilution 3% 3% DISTRIBUTABLE EARNINGS

KKR Pro Forma Valuation – Blended Earnings Comparable Trading Analysis ($ in millions) IV OVERVIEW OF KKR PRO FORMA VALUATION PROJECT COPAL 52 Source: KKR Management, FactSet (12/13/13), company filings. Selected Multiple Range Implied Value Range Selected Asset Managers Statistics Low High Low High Economic Net Income (2014E) $2,009 10.1x – 10.7x $20,351 – $21,549 Pro Forma Equity Valuation Range $20,350 – $21,550 Pro Forma Equity Valuation Range / Unit $24.79 $26.25 Distributable Earnings (2014E) $1,627 10.8x – 13.1x $17,566 – $21,247 Pro Forma Equity Valuation Range $17,570 – $21,250 Pro Forma Equity Valuation Range / Unit $21.40 $25.89 ENI DCE

KKR Pro Forma Valuation – 2014E Sum-of-the-Parts Analysis ($ in millions) IV OVERVIEW OF KKR PRO FORMA VALUATION PROJECT COPAL 53 Source: KKR Management, FactSet (12/13/13), company filings. Selected Implied Equity Selected Multiple Range Value Range Asset Managers Statistics Low High Low High Fee-Related ENI (a/t) $321 15.0x – 17.0x $4,820 – $5,462 Incentive Fee ENI (a/t) 728 8.9 9.3 6,511 6,807 GP Investments NAV 7,071 0.90 1.00 6,364 7,071 Net Cash 901 1.00 1.00 901 901 Pro Forma Equity Valuation Range $18,596 $20,241 Pro Forma Equity Valuation Range / Unit $22.65 $24.66 Fee-Related ENI (a/t) $321 15.0x – 17.0x $4,820 – $5,462 Incentive Fee ENI (a/t) 728 7.1 8.1 5,162 5,933 GP Investments NAV 7,071 0.90 1.00 6,364 7,071 Net Cash 901 1.00 1.00 901 901 Net Accrued Carry 971 0.80 1.00 777 971 Pro Forma Equity Valuation Range $18,023 $20,338 Pro Forma Equity Valuation Range / Unit $21.96 $24.78 Pro Forma Equity Valuation Range $18,309 $20,290 Pro Forma Equity Valuation Range / Unit $22.30 $24.72 CAPITAL AND EARNINGS MULTIPLES APPROACH TO INCENTIVE FEES EARNINGS MULTIPLE APPROACH TO INCENTIVE FEES

KKR

IV OVERVIEW OF KKR PRO FORMA VALUATION

KKR Pro Forma Valuation – Dividend Discount Model – Method 1

($ in millions)

Sum-of-the-Parts Terminal Value

Analysis below considers the net present value of the projected pro forma dividend distributions (excluding 40% distribution of realized net investment income) over 4Q 2013E – 2015E, based upon Management Estimates, and a terminal value based on a multiple based sum-of-the-parts

	Management Estimates		
	2013E	2014E	2015E
Total ENI (a/t)	$2,012	$2,009	$2,244
Total DCE (a/t)	$1,548	$1,510	$1,675
DCE/ENI Ratio (%)	76.9%	75.2%	74.6%
Distributed Earnings (excl. Investment Income)	$685	$710	$816
Payout Ratio (%)	44.3%	47.0%	48.7%

GP Investments and Net Cash	9/30/2013A
GP Investments	$7,071
Selected Multiple	0.95x
Estimated Equity Value	$6,718
Net Cash	$901
Selected Multiple	1.00x
Estimated Equity Value	$901

		EQUITY VALUE			IMPLIED PERPETUITY GROWTH		
		TERMINAL VALUE FY1 MULTIPLE MANAGEMENT/INCENTIVE FEE			TERMINAL VALUE FY1 MULTIPLE MANAGEMENT/INCENTIVE FEE		
		18.0x / 8.0x	19.0x / 9.0x	20.0x / 10.0x	18.0x / 8.0x	19.0x / 9.0x	20.0x / 10.0x
COST OF EQUITY	11.0%	$20,051	$21,036	$22,021	4.6%	5.1%	5.6%
	12.0%	19,841	20,808	21,775	5.6%	6.1%	6.5%
	13.0%	19,637	20,586	21,536	6.5%	7.0%	7.5%

Standalone Equity Valuation Range	$19,637	$22,021
Standalone Equity Valuation Range / Unit	$23.93	$26.83

Source: KKR and KFN Management

54 | LAZARD

KKR Pro Forma Valuation – Dividend Discount Model – Method 2 ($ in millions) P/DCE Terminal Value Analysis below considers the net present value of the projected pro forma dividend distributions over 4Q 2013E – 2015E, based upon Management Estimates, and a terminal value based on P/DCE multiple IV OVERVIEW OF KKR PRO FORMA VALUATION PROJECT COPAL 55 Source: KKR and KFN Management. Management Estimates 2013E 2014E 2015E Total ENI (a/t) $2,012 $2,009 $2,244 Total DCE (a/t) $1,548 $1,510 $1,675 DCE/ENI Ratio (%) 76.9% 75.2% 74.6% Distributed Earnings $1,186 $1,171 $1,325 Payout Ratio (%) 76.6% 77.6% 79.1% EQUITY VALUE IMPLIED PERPETUITY GROWTH P/DCE EXIT MULTIPLE P/DCE EXIT MULTIPLE 10.0x 12.0x 14.0x 10.0x 12.0x 14.0x # 1 2 3 11.0% 0 $17,305 $20,250 $23,195 3.5% 4.7% 5.5% 12.0% 0 17,016 19,907 22,798 4.4% 5.6% 6.5% 13.0% 0 16,735 19,574 22,413 5.3% 6.5% 7.4% Standalone Equity Valuation Range $16,735 $23,195 Standalone Equity Valuation Range / Unit $20.38 $28.25 COST OF EQUITY

Summary KKR Pro Forma Valuation Range ($ in millions) IV OVERVIEW OF KKR PRO FORMA VALUATION PROJECT COPAL 56 KKR intends to focus communication to investors on the benefits of its differentiated balance sheet model and cash outcomes (total distributable earnings and distributions/ unit) Although ENI continues to be an importance measurement of earnings power, DCE is gradually gaining importance and relevance The potential impact of the Transaction to KKR's share price (based on both ENI and DCE metrics) is illustrated below: Blended ENI and DCE Comparable Trading analysis is based on multiples of 2014E projected financials only. Share Price Accretion / (Dilution) Standalone Equity Valuation Range ($ per share) Pro Forma Equity Valuation Range ($ per share) Low High (2%) - (2%) 2% 2% (3%) (6%) (4%) (6%) 2% 2% BLENDED ENI COMPARABLE TRADING ANALYSIS (a) BLENDED DCE COMPARABLE TRADING ANALYSIS (a) SUM-OF-THE-PARTS ANALYSIS DIVIDEND DISCOUNT MODEL - SOTP TERMINAL VALUE DIVIDEND DISCOUNT MODEL - P/DCE TERMINAL VALUE $25.22 $26.70 $21.01 $25.43 $26.24 $22.98 $25.00 $28.41 $19.91 $27.65 $24.79 $26.25 $21.40 $25.89 $24.72 $22.30 $23.93 $26.83 $20.38 $28.25

KKR

IV OVERVIEW OF KKR PRO FORMA VALUATION

KFN ROE Expansion Sensitivity

The following sensitivity case illustrates the potential improvement in valuation should the return on KFN capital (+200 – +400 basis points) be improved under KKR ownership due to enhanced deployment options:

	Standalone Equity Valuation Range ($ per share)		Pro Forma Equity Valuation Range Sensitivity ($ per share) Including +4% ROE Enhancement		+4% ROE Enhancement ($mm)	Share Price Accretion / (Dilution)			
						2% ROE Enhancement		4% ROE Enhancement	
	Low	High	Low	High		Low	High	Low	High
BLENDED ENI COMPARABLE TRADING ANALYSIS (a) (b)	$25.22	$26.70	$24.79	$27.39	$930	0%	0%	3%	3%
BLENDED DCE COMPARABLE TRADING ANALYSIS (a) (b)	$21.01	$25.43	$21.40	$27.26	$1,130	5%	4%	7%	7%
SUM-OF-THE-PARTS ANALYSIS (c)	$22.98	$26.24	$22.30	$25.15	$354	(1%)	(4%)	(1%)	(4%)
DIVIDEND DISCOUNT MODEL - SOTP TERMINAL VALUE (c)	$25.00	$28.41	$23.93	$27.26	$354	(3%)	(4%)	(3%)	(4%)
DIVIDEND DISCOUNT MODEL - P/DCE TERMINAL VALUE (b)	$19.91	$27.65	$20.38	$29.65	$1,143	5%	5%	8%	7%

(a) Blended ENI and DCE Comparable Trading analysis is based on multiples of 2014E projected financials only.
(b) ROE enhancement captured as capitalization of incremental return on net assets.
(c) ROE enhancement captured as an increase of P/BV of Investments increase of 0.05x.

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KFN Top Shareholders & Overlap With KKR IV OVERVIEW OF KKR PRO FORMA VALUATION PROJECT COPAL 58 Source: FactSet (12/13/13). SHAREHOLDERS BY TYPE KKR Financial Holdings Market KFN KKR Rank Holder Name Investor Type Shares Value % O/S % O/S 1 Fidelity Management & Research Co. Investment Adviser 27,935,588 $262,315,171 13.6% 7.8% 2 Omega Advisors, Inc. Hedge Fund Manager 15,061,010 141,422,884 7.4% 1.1% 3 Thornburg Investment Management, Inc. Investment Adviser 12,606,320 118,373,345 6.2% 4 OppenheimerFunds, Inc. Investment Adviser 3,757,000 35,278,230 1.8% 5 RBC Global Asset Management (US), Inc. Investment Adviser 3,280,669 30,805,482 1.6% 6 Eagle Asset Management, Inc. Investment Adviser 3,126,956 29,362,117 1.5% 7 Cobalt Capital Management, Inc. Hedge Fund Manager 3,007,679 28,242,106 1.5% 8 Cooperman, Lean G. (Chairman/CEO Omega Advisors) Individual 2,710,360 25,450,280 1.3% 9 Lakewood Capital Management LP Hedge Fund Manager 2,355,043 22,113,854 1.2% 10 UBS Securities LLC Broker 2,134,898 20,046,692 1.0% 11 Morgan Stanley Investment Management, Inc. Investment Adviser 1,768,207 16,603,464 0.9% 5.9% 12 Deutsche Bank Investment Management, Inc. Investment Adviser 1,705,620 16,015,772 0.8% 2.3% 13 Legg Mason Capital Management LLC Investment Adviser 1,382,705 12,983,600 0.7% 14 Morgan Stanley Smith Barney LLC (Securities) Broker 1,327,642 12,466,558 0.6% 1.2% 15 Teachers Advisors, Inc. Investment Adviser 1,248,700 11,725,293 0.6% 16 Royce & Associates LLC Investment Adviser 1,191,780 11,190,814 0.6% 17 Barclays Bank Plc (Private Banking) Private Banking/Wealth Mgmt 1,091,408 10,248,321 0.5% 18 Selz Capital LLC Hedge Fund Manager 1,045,000 9,812,550 0.5% 19 Ranger International Management LP Hedge Fund Manager 993,258 9,326,693 0.5% 20 Citigroup Global Markets Inc. (Broker) Broker 966,042 9,071,134 0.5% = Overlap with KKR's Top 20 Holders

Appendix

A KFN Historical Valuation Performance vs. Peers

KFN Historical Price/FY1 EPS vs. Peers Since IPO A KFN HISTORICAL VALUATION PERFORMANCE VS. PEERS PROJECT COPAL 10.9x 8.5x 7.6x 23.2x Source: Company filings, SNL and FactSet (12/13/13). 59 Since Current 1-Year Avg. 2-Year Avg. KFN IPO Pre-Crisis KFN 7.6x 6.7x 6.0x 7.5x 15.7x BDCs 10.9 10.8 10.5 10.5 13.3 Specialty Finance 23.2 19.5 34.1 20.5 24.4 REITs 8.5 9.1 8.2 8.1 11.9

KFN Historical Price/FY2 EPS vs. Peers Since IPO A KFN HISTORICAL VALUATION PERFORMANCE VS. PEERS PROJECT COPAL 10.6x 9.6x 9.0x 20.4x Source: Company filings, SNL and FactSet (12/13/13). 60 Since Current 1-Year Avg. 2-Year Avg. KFN IPO Pre-Crisis KFN 9.0x 7.0x 6.0x 6.3x 11.2x BDCs 10.6 10.5 10.0 9.7 11.9 Specialty Finance 20.4 18.7 17.5 12.2 15.4 REITs 9.6 8.7 7.9 7.6 10.7

KFN Historical FY1 Dividend Yield vs. Peers Since IPO A KFN HISTORICAL VALUATION PERFORMANCE VS. PEERS PROJECT COPAL 9.1% 11.7% 9.2% Source: Company filings, SNL and FactSet (12/13/13). 61 Since Current 1-Year Avg. 2-Year Avg. KFN IPO Pre-Crisis KFN 9.2% 8.0% 8.3% 10.5% 7.3% BDCs 9.1% 9.5% 9.8% 10.2% 8.2% REITs 11.7% 10.8% 11.5% 11.9% 8.5%

B Other Selected Trading Statistics

KKR

B OTHER SELECTED TRADING STATISTICS

Cost of Equity – BDCs

Public Comparables	Levered Local Beta	Cost of Equity	Net Debt/ Mkt. Cap.	Unlevered Beta
Ares Capital	0.848	8.5%	61.5%	0.525
Prospect Capital	0.903	8.9%	49.5%	0.604
Apollo Investment	1.139	10.5%	52.0%	0.749
Fifth Street Finance Corp.	0.915	9.0%	36.9%	0.668
Solar Capital Ltd.	0.830	8.4%	14.1%	0.728
PennantPark Investment	0.938	9.2%	39.1%	0.674
BlackRock Kelso Capital	0.945	9.2%	49.0%	0.634
MVC Capital, Inc	0.635	7.1%	6.3%	0.598
Gladstone Investment	0.835	8.5%	26.7%	0.659
Gladstone Capital	0.928	9.1%	19.7%	0.775
Onex Corporation	0.848	8.5%	0.1%	0.847
American Capital, Ltd.	1.255	11.3%	3.8%	1.209
Main Street Capital	0.983	9.5%	30.5%	0.754
Triangle Capital	0.835	8.5%	25.1%	0.667
MCG Capital	1.160	10.6%	26.1%	0.920
High	**1.255**	**11.3%**	**61.5%**	**1.209**
Mean	**0.933**	**9.1%**	**29.4%**	**0.734**
Median	**0.915**	**9.0%**	**26.7%**	**0.674**
Low	**0.635**	**7.1%**	**0.1%**	**0.525**
KFN	**0.989**	**9.5%**	**21.7%**	**0.812**

Net Debt/ Total Cap.	Net Debt/ Equity	Relevered Beta	Cost of Equity
0%	0%	0.674	7.4%
10%	11%	0.749	7.9%
20%	25%	0.843	8.5%
30%	43%	0.963	9.3%
40%	67%	1.124	10.4%
50%	100%	1.349	11.9%
60%	150%	1.686	14.2%

Assumptions	
Risk Free Rate	2.87% (a)
Market Risk Premium	6.70% (b)
Marginal Tax Rate	0%

Source: SNL, FactSet (12/13/2013), Ibbotson, Company Filings, Local Predicted Barra Beta

(a) Based on 10 year U.S. Treasury.

(b) Ibbotson's reported market risk premium. Calculated as large company stock total returns minus long-term government bond income returns.

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KKR
B OTHER SELECTED TRADING STATISTICS

Defining Earnings

ACCRUAL BASED

CASH BASED

BLACKSTONE/ KKR/ CARLYLE/ APOLLO (EMERGING ISSUES TASK FORCE METHOD TWO)	■ "Economic Net Income" includes management fees, advisory and transaction fees and carried interest income ■ Carried interest income includes both realized and unrealized income and loss on all funds including private equity ■ Additionally, KKR started reporting "Fee-Related EBITDA" in 3Q 2012, potentially to set a basis excluding amortization for the prospect of future acquisitions
OAKTREE (EMERGING ISSUES TASK FORCE METHOD ONE)	■ "Adjusted Net Income" recognizes incentive income when it becomes fixed or determinable, all related contingencies have been removed and collection is reasonably assured. ANI does not include the change in accrued incentives (fund level), net of associated incentive income compensation expense, during the period.
OCH-ZIFF/ FORTRESS	■ "Distributable earnings" excludes all incentive income and investment income that is attributable to unrealized gains or losses on private investments

SUMMARY

	ENI	ANI	DCE
Management Fee Income	✓	✓	✓
Incentive Fee Income – Realized	✓	✓	✓
Incentive Fee Income – Unrealized	✓	✗	✗
Investment Income – Realized	✓	✓	✓
Investment Income – Unrealized	✓	✓	✗

63 | LAZARD Source: Company filings

Cost of Equity – Alternative Asset Managers B OTHER SELECTED TRADING STATISTICS PROJECT COPAL 64 Source: SNL, FactSet. (12/13/2013), Ibbotson, Company Filings, Local Predicted Barra Beta. Based on 10 year U.S. Treasury. Ibbotson’s reported market risk premium. Calculated as large company stock total returns minus long-term government bond income returns. Levered Cost of Net Debt/ Unlevered Public Comparables Local Beta Equity Mkt. Cap. Beta Blackstone 1.609 13.6% (1.7%) 1.635 Apollo 1.484 12.8% (3.4%) 1.531 Carlyle 1.173 10.7% 0.6% 1.166 Oaktree 1.001 9.6% 3.4% 0.971 Och-Ziff 1.438 12.5% 1.4% 1.420 Fortress 1.587 13.5% (7.3%) 1.698 High 1.609 13.6% 3.4% 1.698 Mean 1.325 11.7% (1.6%) 1.065 Median 1.461 12.7% (0.6%) 1.475 Low 1.001 9.6% (7.3%) 0.971 KKR 1.293 11.5% (5.0%) 1.354 Net Debt/ Net Debt/ Relevered Cost of Total Cap. Equity Beta Equity Assumptions (20%) (17%) 1.254 11.3% Risk Free Rate 2.87% (a) (10%) (9%) 1.355 11.9% Market Risk Premium 6.70% (b) 0% 0% 1.475 12.8% Marginal Tax Rate 10% 10% 11% 1.623 13.7% 20% 25% 1.807 15.0% 30% 43% 2.045 16.6% 40% 67% 2.361 18.7%

KKR

B OTHER SELECTED TRADING STATISTICS

Trading Comparables – Traditional Asset Managers

($ in millions; except per share data)

		Price (12/13/13)	% of 52-Week High	% of 52-Week Low	Market Value (a)	Firm Value (b)	AUM ($BN)	Share Price as a Multiple of 2013E EPS (c)	Share Price as a Multiple of 2014E EPS (c)	Firm Value as a Multiple of Calendarized EBITDA 2013E	Firm Value as a Multiple of Calendarized EBITDA 2014E	Firm Value as a Multiple of AUM	LTGR
Affiliated Managers	(d)	$201.95	98 %	158 %	$11,446	$12,638	$508	21.0 x	18.0 x	14.7 x	12.9 x	2.5 %	15.0 %
AllianceBernstein	(e)	21.47	80	129	5,694	5,296	445	13.3	12.6	8.3	8.5	1.2	13.1
Artisan Partners		61.98	95	169	4,614	4,609	97	24.5	19.4	15.9	12.5	4.8	16.0
BlackRock		297.80	96	148	50,820	51,898	4,058	18.6	16.7	12.4	10.9	1.3	13.7
Calamos	(f)	10.93	91	115	984	980	27	21.9	20.2	12.5	12.7	3.6	10.0
Cohen & Steers		37.76	88	128	1,701	1,557	46	25.1	20.4	13.8	11.7	3.4	13.0
Eaton Vance		40.69	92	131	5,182	5,295	281	18.9	16.0	10.7	9.4	1.9	13.9
Federated Investors		26.15	86	133	2,735	2,944	367	17.0	15.5	11.0	9.7	0.8	5.5
Franklin Resources		54.02	96	130	34,357	30,162	845	15.6	13.9	9.5	8.5	3.6	13.4
GAMCO		81.69	97	178	2,131	2,006	44	17.8	17.0	12.3	10.3	4.6	15.0
Invesco		34.58	97	137	15,360	16,161	746	16.4	14.2	11.7	10.3	2.2	16.5
Janus Capital		10.66	96	132	2,034	2,257	167	18.4	14.6	8.6	8.0	1.4	12.4
Legg Mason		41.38	100	165	5,001	5,391	656	28.4	16.0	14.7	9.7	0.8	17.5
Manning & Napier		17.18	86	139	1,538	1,412	49	14.6	13.3	8.1	7.5	2.9	9.5
Pzena		10.11	99	200	674	672	22	24.7	20.6	13.9	10.6	3.0	NA
T. Rowe Price		78.37	97	123	21,059	19,365	647	20.3	18.2	11.3	10.1	3.0	13.4
Virtus		200.36	81	175	1,870	1,625	55	23.1	18.6	12.4	9.5	3.0	NA
Waddell & Reed		62.08	95	188	5,303	5,066	114	22.1	17.7	12.8	10.2	4.5	17.8
High			100 %	200 %				28.4 x	20.6 x	15.9 x	12.9 x	4.8 %	17.8 %
Mean			93	149				20.1	16.8	11.9	10.2	2.7	13.5
Median			96	138				19.6	16.9	12.3	10.2	2.9	13.6
Low			80	115				13.3	12.6	8.1	7.5	0.8	5.5

Source: Company filings, FactSet (12/13/2013)

(a) Based on estimated fully diluted shares outstanding.
(a) Firm value equal to market value, plus book value of debt not included in fully diluted share count, plus minority interest, less cash and equivalents and marketable securities.
(b) EPS estimates calendarized for companies with fiscal year end other than 12/31.
(c) Market value excludes dilution effect of convertible debt. Firm value includes convertible debt but excludes minority interest. Reflects EBITDA as reported by the company.
(d) Market value, firm value and firm value multiples based on operating partnership. Earnings multiples based on publicly traded partnership.
(e) Market value, firm value and firm value multiples assumes exchange of Calamos Interests into common shares.

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KKR
B OTHER SELECTED TRADING STATISTICS

Cost of Equity – Traditional Asset Managers

Public Comparables	Levered Local Beta	Cost of Equity	Net Debt/ Mkt. Cap.	Unlevered Beta
Affiliated Managers	1.207	11.0%	2.0%	1.192
AllianceBernstein	1.149	10.6%	(7.8%)	1.205
BlackRock	1.180	10.8%	1.9%	1.167
Calamos	0.959	9.3%	(2.6%)	0.974
Cohen & Steers	1.316	11.7%	(8.5%)	1.386
Eaton Vance	1.243	11.2%	2.2%	1.227
Federated Investors	1.267	11.4%	7.6%	1.212
Franklin Resources	1.253	11.3%	(14.0%)	1.368
GAMCO	1.120	10.4%	(6.0%)	1.162
Invesco	1.318	11.7%	1.4%	1.307
Janus Capital	1.399	12.2%	9.1%	1.327
Legg Mason	1.284	11.5%	7.7%	1.228
Manning & Napier	1.114	10.3%	(3.1%)	1.135
T. Rowe Price	1.078	10.1%	(8.0%)	1.133
Waddell & Reed	1.462	12.7%	(4.5%)	1.502
High	1.462	12.7%	9.1%	1.502
Mean	1.223	11.1%	(1.5%)	1.235
Median	1.243	11.2%	(2.6%)	1.212
Low	0.959	9.3%	(14.0%)	0.974

Net Debt/ Total Cap.	Net Debt/ Equity	Relevered Beta	Cost of Equity
(20%)	(17%)	1.090	10.2%
(10%)	(9%)	1.145	10.5%
0%	0%	1.212	11.0%
10%	11%	1.292	11.5%
20%	25%	1.393	12.2%
30%	43%	1.523	13.1%
40%	67%	1.696	14.2%

Assumptions	
Risk Free Rate	2.87% (a)
Market Risk Premium	6.70% (b)
Marginal Tax Rate	40%

Source: SNL, FactSet (12/13/2013), Ibbotson, Company Filings, Local Predicted Barra Beta
(a) Based on 10 year U.S. Treasury.
(b) Ibbotson's reported market risk premium. Calculated as large company stock total returns minus long-term government bond income returns.

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KKR

B OTHER SELECTED TRADING STATISTICS

Publicly Traded Commercial Mortgage REITs – Trading Statistics

($ in millions, except per share data)

Company	Share Price (12/13/13)	Market Cap. (a)	% of 52 Week High	P/BV	Price/Earnings 2013E	Price/Earnings 2014E	2013E Dividend Yield	2014E Dividend Yield
Starwood Property Trust, Inc.	$27.32	$5,354	94%	1.25x	13.4x	11.5x	6.7%	7.3%
Newcastle Investment Corp.	5.24	1,556	87%	1.91x	12.5x	11.7x	11.4%	9.0%
Colony Financial, Inc.	19.90	1,533	84%	1.07x	16.7x	11.2x	7.0%	7.0%
iStar Financial Inc.	12.75	1,067	97%	1.88x	NM	NM	-	-
Blackstone Mortgage Trust, Inc.	26.89	787	73%	1.09x	28.8x	13.7x	2.3%	7.4%
Resource Capital Corp.	5.82	741	84%	1.05x	8.1x	10.7x	13.7%	13.7%
RAIT Financial Trust	8.52	616	96%	1.07x	13.2x	8.6x	6.7%	9.2%
Apollo Commercial Real Estate Finance, Inc.	16.56	611	91%	1.02x	11.4x	9.7x	9.7%	9.7%
Ares Commercial Real Estate Corporation	12.82	365	73%	0.89x	16.4x	10.2x	7.8%	8.0%
Arbor Realty Trust, Inc.	6.54	324	76%	0.87x	NM	12.8x	7.8%	8.6%
Resource America, Inc.	8.96	195	87%	1.17x	NM	NA	-	-
BRT Realty Trust	6.97	94	90%	0.68x	NM	NA	-	-
Max			97%	1.91x	28.8x	13.7x	13.7%	13.7%
Median			87%	1.07x	13.2x	10.9x	7.8%	8.6%
Mean			86%	1.16x	12.5x	9.0x	8.1%	8.9%
Min			73%	0.68x	8.1x	8.6x	2.3%	7.0%

Source: FactSet (12/13/13), SNL, company filings
(a) Includes dilutive effect of options.

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KKR

B OTHER SELECTED TRADING STATISTICS

Publicly Traded Residential Mortgage REITs – Trading Statistics

($ in millions, except per share data)

Company	Share Price (12/13/13)	Market Cap. (a)	% of 52 Week High	P/BV	Price/Earnings 2013E	Price/Earnings 2014E	2013E Dividend Yield	2014E Dividend Yield
Annaly Capital Management, Inc.	9.94	9,416	61%	0.78x	8.4x	8.7x	15.0%	11.1%
American Capital Agency Corp.	20.02	7,694	60%	0.79x	4.8x	7.5x	19.0%	14.0%
Two Harbors Investment Corp.	9.11	3,319	71%	0.88x	10.1x	9.3x	12.7%	11.2%
Chimera Investment Corporation	3.04	3,124	91%	0.91x	7.6x	NA	-	-
MFA Financial, Inc.	7.11	2,604	74%	0.91x	9.4x	9.4x	23.1%	11.8%
Invesco Mortgage Capital Inc.	14.91	2,037	67%	0.85x	7.3x	7.3x	15.4%	13.4%
Hatteras Financial Corp.	16.47	1,613	58%	0.77x	NM	8.3x	14.7%	12.1%
New Residential Investment Corp.	6.34	1,605	87%	1.27x	11.9x	9.1x	6.6%	11.0%
PennyMac Mortgage Investment Trust	22.23	1,566	77%	1.05x	7.8x	7.9x	10.3%	10.3%
Redwood Trust, Inc.	18.37	1,513	74%	1.25x	10.2x	11.4x	6.1%	6.8%
ARMOUR Residential REIT, Inc.	3.73	1,383	52%	0.71x	5.9x	6.4x	21.7%	16.1%
CYS Investments, Inc.	7.33	1,223	56%	0.73x	8.3x	6.0x	18.2%	16.4%
Capstead Mortgage Corporation	12.08	1,157	91%	0.98x	10.8x	9.4x	10.2%	10.3%
American Capital Mortgage Investment Corp.	18.16	961	68%	0.81x	6.0x	6.6x	17.1%	15.4%
Anworth Mortgage Asset Corporation	4.24	598	66%	0.72x	8.6x	11.2x	12.0%	9.4%
Apollo Residential Mortgage, Inc.	14.95	479	65%	0.81x	7.1x	8.2x	14.7%	10.7%
New York Mortgage Trust, Inc.	7.22	460	95%	1.14x	7.4x	7.3x	15.0%	15.0%
Dynex Capital, Inc.	8.02	436	73%	0.93x	6.8x	7.2x	14.0%	13.5%
Arlington Asset Investment Corp.	25.83	429	87%	0.81x	6.3x	6.5x	13.6%	13.6%
Max			95%	1.27x	11.9x	11.4x	23.1%	16.4%
Median			71%	0.85x	7.7x	8.0x	14.7%	12.0%
Mean			72%	0.90x	8.0x	8.2x	14.4%	12.3%
Min			52%	0.71x	4.8x	6.0x	6.1%	6.8%

Source: FactSet (12/13/13), SNL, company filings.
(a) Includes dilutive effect of options.

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